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MAGELLAN HEALTH SERVICES, INC.
16 Munson Road
Farmington, Connecticut 06032
www.Magellanhealth.com

April 18, 2005

Dear Shareholder:

        You are cordially invited to attend the 2005 annual meeting of shareholders of Magellan Health Services, Inc. to be held on Wednesday, May 18, 2005 at 9:00 a.m. local time, at The Avon Old Farms Inn, 1 Nod Road, Avon, Connecticut 06001.

        This year, three (3) directors are nominated for election to our board of directors. At the meeting shareholders will be asked to: (i) elect three (3) directors to serve until our 2008 annual meeting; (ii) approve the 2005 Director Stock Compensation Plan; and (iii) ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2005.

        The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you may be informed about the business to be addressed at our annual meeting.

        It is important that your shares be represented at the annual meeting. Accordingly, we ask you, whether or not you plan to attend the annual meeting, to complete, sign and date your proxy and return it to us promptly in the enclosed envelope or to otherwise vote in accordance with the instructions on your proxy card. If you attend the meeting, you may vote in person, even if you have previously mailed in your proxy. However, if you hold your shares in a brokerage account ("street name"), you will need to provide a proxy form from the institution that holds your shares reflecting stock ownership as of the record date, to be able to vote by ballot at the meeting.

        We look forward to seeing you at the meeting.

IF YOU PLAN TO ATTEND THE MEETING:

        Registration and seating will begin at 8:00 a.m. Shareholders and their guests will be asked to sign-in and may be asked to present valid picture identification. Shareholders holding stock in street name will need to obtain a proxy form from their broker or other institution that holds their shares to evidence stock ownership as of the record date.

                      Sincerely,

                      Steven J. Shulman
                       Chairman and Chief Executive Officer

MAGELLAN HEALTH SERVICES, INC.
16 Munson Road
Farmington, Connecticut 06032

Notice of Annual Meeting of Shareholders

TIME AND DATE	9:00 a.m. on May 18, 2005
PLACE	The Avon Old Farms Inn, 1 Nod Road, Avon, CT 06001
PURPOSE	(1)	To elect three (3) members of the board of directors to serve for three-year terms;
	(2)	To approve the 2005 Director Stock Compensation Plan;
	(3)	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year 2005; and
	(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE	You can vote if you are a shareholder of record at the close of business on April 1, 2005.
PROXY VOTING
It is important that you vote your shares. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.
DANIEL N. GREGOIRE Secretary

Farmington, Connecticut
April 18, 2005

TABLE OF CONTENTS

INTRODUCTION	1
ABOUT THE MEETING	1
What is the purpose of the annual meeting?	1
Who is entitled to vote at the meeting?	1
What constitutes a quorum and why is one required?	2
How do I vote?	2
Can I change my vote?	2
What vote is required to approve each proposal?	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
Who are the largest owners of your stock?	4
How much stock do your executive officers and directors own?	6
What securities are authorized for issuance under your equity compensation plans?	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
CORPORATE GOVERNANCE AND RELATED MATTERS	8
General	8
Lead Director	8
Committees of the Board of Directors	8
Number of Meetings and Attendance	10
Directors' Compensation	10
Process for Selecting Nominees to the Board	11
Shareholder Recommendations	11
Direct Shareholder Nominations	12
Director Independence	13
Codes of Ethics	14
Disclosure Controls and Procedures	14
Communications with Directors and Management	15
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS	16
Certain Information Regarding Our Directors and Executive Officers	16
EXECUTIVE COMPENSATION	21
Summary Compensation Table	21
Option/SAR Grants in 2004	22
Aggregated Option Values at December 31, 2004	24
Benefit Plans	24
Compensation Committee Interlocks and Insider Participation	26
EXECUTIVE OFFICERS	26
Executive Officers of the Registrant	26
Employment Contracts	27
Certain Relationships and Related Transactions	30
Report of the Management Compensation Committee	31
Report of the Audit Committee	35
Comparison of Cumulative Total Returns	36
PROPOSAL NUMBER TWO—APPROVAL OF 2005 DIRECTOR STOCK COMPENSATION PLAN	37
PROPOSAL NUMBER THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	39
Audit, Audit-Related, Tax and Other Fees	39

ADDITIONAL INFORMATION	40
Shareholder Proposals	40
Solicitation	40
OTHER MATTERS	40
REQUESTS FOR MORE INFORMATION	40
Appendix A—Audit Committee Charter	A-1
Appendix B—2005 Director Stock Compensation Plan	B-1

MAGELLAN HEALTH SERVICES, INC.
16 Munson Road
Farmington, Connecticut 06032

Proxy Statement for Annual Meeting of Shareholders
To Be Held May 18, 2005

INTRODUCTION

        This proxy statement is being furnished to shareholders of Magellan Health Services, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on Wednesday, May 18, 2005, at 9:00 a.m., local time, at The Avon Old Farms Inn, 1 Nod Road, Avon, Connecticut 06001, and any adjournment or postponement thereof. This proxy statement is dated April 18, 2005, and is first being mailed to shareholders along with the related form of proxy on or about April 18, 2005.

ABOUT THE MEETING

  What is the purpose of the annual meeting?

        At the annual meeting, shareholders will be asked to consider and vote upon three proposals: (i) to elect three (3) directors (two Class 1 directors and one Class 2 director) to serve until the 2008 annual meeting ("Proposal Number One"); (ii) to approve the 2005 Director Stock Compensation Plan ("Proposal Number Two"); and (iii) to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2005 ("Proposal Number Three"). In addition, management will report on our performance and respond to your questions.

  Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on April 1, 2005, the date our board of directors has fixed as the record date for determining holders of outstanding shares of our Ordinary Common Stock, par value $.01 per share ("Ordinary Common Stock"), and our Multiple and Variable Vote Restricted Convertible Common Stock, par value $.01 per share ("Multi-Vote Common Stock" and together with the Ordinary Common Stock, the "common stock"), who are entitled to notice of and to vote at the annual meeting.

        In the election of directors in Proposal Number One, the holders of Multi-Vote Common Stock, voting separately as a class, will be entitled to elect two of the three directors who are Class 1 directors. The sole holder of the Multi-Vote Common Stock, Magellan Holdings LP ("Holdings"), will have the ability to control the election of these Class 1 directors. The holders of Multi-Vote Common Stock and Ordinary Common Stock, voting together, will be entitled to elect one of the three directors who is a Class 2 director. Each share of Ordinary Common Stock is entitled to one vote. The shares of Multi-Vote Common Stock are entitled, in the aggregate, to the same number of votes as the issued and outstanding Ordinary Common Stock. Accordingly, each share of Multi-Vote Common Stock is entitled to a number of votes such that the aggregate number of votes to which the holders of Multi-Vote Common Stock will be entitled will equal the aggregate number of shares of Ordinary Common Stock outstanding and entitled to vote. As a result, as of the record date, each share of Multi-Vote Common Stock will be entitled to approximately 3.1729 votes, or 26,987,646 votes in the aggregate. Given the voting power of the Multi-Vote Common Stock, Holdings will have the ability to exert a controlling influence over the election of this Class 2 director. Holdings is indirectly owned by Onex Corporation ("Onex").

  What constitutes a quorum and why is one required?

        The presence at the meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a matter on the record date will constitute a quorum. A quorum is required by law for any action to be taken at the annual meeting. As of the record date, the approximate number of holders of record of our Ordinary Common Stock and Multi-Vote Common Stock was 347 and 1, respectively; and 26,987,646 and 8,505,600 shares, respectively, of our Ordinary Common Stock and Multi-Vote Common Stock were issued and outstanding. The presence, in person or by proxy, of the holders of common stock representing at least 26,987,647 votes will be required to establish a quorum. A quorum will exist if the holder of the Multi-Vote Common Stock, Holdings, and any one holder of Ordinary Common Stock attends the meeting in person or by proxy.

        Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on any proposal. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote.

        A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  How do I vote?

        If you complete and properly sign and return the accompanying proxy card in time for the meeting, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. If your shares are held by a broker in street name and you wish to vote at the meeting in person or by proxy, you must obtain a proxy form from your broker to evidence your ownership and voting rights. Your votes will be counted by tellers of our transfer agent. These tellers will canvas the shareholders present at the annual meeting, count their votes and count the votes represented by proxies presented.

        Unless your proxy specifies otherwise, proxies will be voted (a) FOR the election of the nominated director; (b) FOR approval of the 2005 Director Stock Compensation Plan; (c) FOR the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2005; and (d) otherwise in the discretion of the proxy holders as to any other matter that may come before the annual meeting. We expect that our current executive officers and members of our board of directors will vote their shares (representing approximately 1.6% of the shares of common stock issued and outstanding as of March 15, 2005) in favor of election of the Class 2 nominee director in Proposal Number One, in favor of Proposal Number Two and in favor of Proposal Number Three as presented in this proxy statement. We also expect that the sole holder of all of the outstanding Multi-Vote Common Stock, Holdings (representing 50% of the voting rights of the common stock), will vote in favor of election of the nominees for directors as Class 1 directors and Class 2 directors, in favor of Proposal Number Two and in favor of Proposal Number Three as presented in this Proxy Statement. Considering the voting rights held by Holdings, it will have the ability to control the election of the two Class 1 directors in Proposal Number One and the ability to exert a controlling influence over the election of the Class 2 director in Proposal Number One and over the approval of Proposal Number Two and Proposal Number Three.

  Can I change my vote?

        Any shareholder who has given a proxy has the power to revoke such proxy at any time before it is voted either: (i) by filing a written revocation or a duly executed proxy bearing a later date, by mail, with Daniel N. Gregoire, our secretary, at Magellan Health Services, Inc., 16 Munson Road,

Farmington, Connecticut 06032; (ii) by appearing at the annual meeting and voting in person; or (iii) by casting another vote in the same manner as the original vote was cast. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the annual meeting will be by ballot.

  What vote is required to approve each proposal?

        Election of Directors.    The affirmative vote of a plurality of the votes of the shares of common stock within each voting group that are present in person or represented by proxy at the annual meeting and entitled to vote, is required to elect the directors. The holder of Multi-Vote Common Stock, voting separately as a class, will be entitled to elect two of the three directors who are Class 1 directors. The holders of Multi-Vote Common Stock and Ordinary Common Stock, voting together, will be entitled to elect one of the three directors who is a Class 2 director. Considering the voting rights held by Holdings as the holder of the Multi-Vote Common Stock (representing 50% of the voting rights of the common stock), it will have the ability to exert a controlling influence over the election of this Class 2 director.

        Approval of 2005 Director Stock Compensation Plan.    The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote is required to approve this proposal. The holders of Multi-Vote Common Stock and Ordinary Common Stock, voting together, will be entitled to vote on this proposal. Considering the voting rights held by Holdings, it will have the ability to exert a controlling influence over approval of this proposal.

        Ratification of Independent Auditors.    The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote is required to approve this proposal. The holders of Multi-Vote Common Stock and Ordinary Common Stock, voting together, will be entitled to vote on this proposal. Considering the voting rights held by Holdings, it will have the ability to exert a controlling influence over this proposal.

        We will post the results of the voting on our Internet site at www.magellanhealth.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Who are the largest owners of your stock?

        The following table sets forth certain information as of March 15, 2005 (except as otherwise noted) with respect to any person known by the Company to be the beneficial owner of more than 5.0% of the outstanding Ordinary Common Stock or the Multi-Vote Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Multi-Vote Common Stock	Magellan Holdings LP 712 Fifth Avenue New York, NY 10019	8,487,750	100%
Ordinary Common Stock	Magellan Holdings LP (2) 712 Fifth Avenue New York, NY 10019	8,487,750	23.9%
Ordinary Common Stock	Daniel S. Loeb (3) Third Point Management Company L.L.C. 360 Madison Avenue, 24th Floor New York, NY 10017	2,338,790	8.7%
Ordinary Common Stock	RS Investment Management Co. LLC George R. Hecht (4) 388 Market Street, Suite 200 San Francisco, CA 94111	1,914,122	7.1%
Ordinary Common Stock	JANA Partners LLC (5) 201 Post Street Suite 1000 San Francisco, CA 94108	1,645,859	6.1%
Ordinary Common Stock	TimesSquare Capital Management, LLC (6) Four Times Square 25th Floor New York, NY 10036	1,550,900	5.7%
Ordinary Common Stock	American Express Financial Corporation (7) 200 AXP Financial Center Minneapolis, MN 55474	1,354,062	5.0%

(1)
The information regarding the beneficial ownership of common stock by such individual or entity is included herein in reliance on its reports filed with the United States Securities and Exchange Commission (the "SEC"), except that the percentage of Multi-Vote Common Stock or Ordinary Common Stock beneficially owned is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by such person or entity in such reports on 27,005,496 shares of Ordinary Common Stock and 8,487,750 shares of Multi-Vote Common Stock issued and outstanding as of March 15, 2005.

(2)
Based on information set forth in a Form 4 filed with the SEC on July 1, 2004. Shares of Ordinary Common Stock are issuable on a one-for-one basis upon conversion of shares of Multi-Vote Common Stock. Onex is the general partner of Onex Partners GP, Inc. ("Partners GP"), which is the general partner of Onex Partners GP LP ("Partners GP LP"), which is the general partner of Onex Partners LP ("Partners"), which is the general partner of Holdings. All of the shares beneficially owned by Holdings may be deemed beneficially owned by each of Partners, Partners GP LP, Partners GP and Onex. Mr. Gerald W. Schwartz is the Chairman of the Board, President and Chief Executive Officer of Onex. Mr. Schwartz, as with the entities above (collectively, the "Reporting Persons"), may be deemed a beneficial owner of the shares of the Ordinary Common Stock beneficially owned by the other Reporting Persons, but disclaims beneficial ownership of such shares. These converted shares were added to the amount of currently issued and outstanding Ordinary Common Stock noted above in (1) in order to determine the percent of class beneficially owned by Holdings. Holdings shares voting and dispositive power of all shares with the other Reporting Persons.

(3)
Based on information set forth in Amendment No. 1 to Schedule 13D filed with the SEC on August 20, 2004. Third Point Management Company L.L.C. ("Third Point") is an investment manager or adviser to a variety of hedge funds and managed accounts which directly own the indicated shares. Third Point and Mr. Loeb are deemed to have beneficial ownership of such shares by virtue of their authority to vote and to dispose of the shares held by those funds and accounts.

(4)
Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2005. RS Investment Management Co. LLC ("RS LLC") is the general partner of RS Investment Management, L.P. ("RS LP"), which is a registered investment adviser and a managing member of registered investment advisers. Mr. Hecht is a control person of RS LLC and RS LP.

(5)
Based on information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on January 31, 2005. JANA Partners LLC is a private money management firm which manages various accounts. Barry Rosenstein and Gary Claar are the principals of JANA Partners LLC.

(6)
Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2005. The indicated shares are beneficially owned by investment advisory clients of TimesSquare Capital Management, LLC.

(7)
Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2005. American Express Financial Corporation is a parent holding company of various subsidiaries and controls various advised accounts.

  How much stock do your executive officers and directors own?

        The following table sets forth certain information with regard to the beneficial ownership of our common stock as of March 15, 2005 (except as otherwise noted), unless otherwise indicated, by: (i) each director and nominee for director; (ii) each of the current executive officers named in the Summary Compensation Table; and (iii) the directors and all executive officers (including two executive officers who were not named in the Summary Compensation Table) as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (3)
Ordinary Common Stock	Steve Shulman (4)	688,721	2.5
Ordinary Common Stock	René Lerer, M.D. (5)	354,152	1.3
Ordinary Common Stock	Mark Demilio (6)	236,164	*
Ordinary Common Stock	Robert M. Le Blanc (7)	5,262	*
Ordinary Common Stock	Barry M. Smith	—	—
Ordinary Common Stock	Saul E. Burian (8)	2,719	*
Ordinary Common Stock	Michael Diament (8)	2,719	*
Ordinary Common Stock	Michael P. Ressner (8)	2,719	*
Ordinary Common Stock	William J. McBride (8)	2,719	*
Ordinary Common Stock	Robert M. Haft (9)	85,573	*
Ordinary Common Stock	Jeff D. Emerson (10)	9,989	*
Ordinary Common Stock	Anthony M. Kotin (11)	6,377	*
Ordinary Common Stock	All directors and executive officers as a group (14 persons) (12)	1,404,258	5.0

*
Less than 1.0% of total outstanding.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by the directors and executive officers.

(2)
Includes as beneficially owned vested stock options and warrants held by such individuals which are exercisable within 60 days of March 15, 2005.

(3)
Based on an aggregate of 27,005,496 shares of Ordinary Common Stock issued and outstanding as of March 15, 2005 plus, in determining percentage ownership, shares that are considered to be beneficially owned as a result of the ability to exercise options or warrants and in respect of the conversion of shares of Multi-Vote Common Stock into Ordinary Common Stock by the individuals involved.

(4)
Includes 206,884 shares owned outright or as restricted shares and 481,837 shares underlying vested stock options exercisable within 60 days of March 15, 2005.

(5)
Includes 65,049 shares owned outright or as restricted shares and 289,103 shares underlying vested stock options exercisable within 60 days of March 15, 2005.

(6)
Includes 43,397 shares owned outright or as restricted shares and 192,767 shares underlying vested stock options and warrants exercisable within 60 days of March 15, 2005.

(7)
Represents the shares of Ordinary Common Stock considered beneficially owned by reason of a pecuniary interest held by Mr. Le Blanc in shares of Multi-Vote Common Stock owned by Onex. Excludes shares of Multi-Vote Common Stock beneficially owned by Onex, of which Mr. Le Blanc may be considered a beneficial owner by virtue of his position as an executive of Onex. See below.

(8)
Represents shares granted to directors whom are neither employees of the company nor affiliated with Onex as additional compensation for their services on behalf of the company.

(9)
Robert Haft is the Principal Manager of Morgan Noble LLC, which acquired 82,854 shares of Multi-Vote Common Stock from Magellan Holdings LP ("Holdings") in January 2004. The Multi-Vote Common Stock automatically converted on a one-for-one basis to Ordinary Common Stock upon the sale. Mr. Haft maintains a 95% economic interest in Morgan Noble LLC, and his spouse has an economic interest in the remaining 5% of Morgan Noble LLC. As Principal Manager, Mr. Haft maintains voting and dispositive power with respect to these shares. 2,719 of the shares were granted to directors whom are neither employees of the company nor affiliated with Onex, as additional compensation for their services on behalf of the company.

(10)
Includes 16 shares acquired under the company's plan of reorganization in respect of pre-petition common stock and 5,790 shares owned as restricted stock. Also includes 4,167 shares which such individual has the right to acquire within 60 days of March 15, 2005 pursuant to vested stock options and an additional 16 shares which such individual has the right to acquire pursuant to a currently exercisable warrant acquired under the plan of reorganization.

(11)
Includes 2,210 shares owned as restricted stock and 4,167 shares, which such individual has the right to acquire within 60 days of March 15, 2005 pursuant to vested stock options.

(12)
Includes 423,605 shares owned outright or as restricted stock and 980,653 shares underlying vested stock options and warrants exercisable within 60 days of March 15, 2005.

  What securities are authorized for issuance under your equity compensation plans?

        The following table includes the specified information as of December 31, 2004 for all of our equity compensation plans that have been approved by our shareholders and all of our equity compensation plans that have not been approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	4,220,222	$13.34	1,901,578
Equity compensation plans not approved by security holders (2)	—	—	—

Total	4,220,222	$13.34	1,901,578

(1)
Equity compensation plans approved by our shareholders include the 2003 Management Incentive Plan and the 2004 Director Stock Compensation Plan.

(2)
All equity compensation plans have been approved by our shareholders.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our Ordinary Common Stock with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.

        Based on our review of the copies of such reports, or written representations from certain reporting persons that no reports on Form 3, 4 or 5 were required for those persons, we believe that all reports required by Section 16(a) to be filed by our executive officers, directors and greater than 10% shareholders during 2004 were filed on a timely basis.

CORPORATE GOVERNANCE AND RELATED MATTERS

  General

        The business and affairs of the company are managed under the direction of the board of directors. The board has been structured to provide continuity in the board's policies and to reflect the interests of its shareholders. The board currently consists of nine (9) directors, divided into three classes of directors who serve for three-year terms. Class 1 consists of four directors who are elected by the holders of the Multi-Vote Common Stock, voting as a separate class. Class 2 consists of two directors who are elected by the holders of the Multi-Vote Common Stock and the Ordinary Common Stock, voting together. Class 3 consists of three directors who are elected by the holders of the Ordinary Common Stock, voting as a separate class. The election of directors within each class is staggered by year as described in "Proposal Number One—Election of Directors" below.

        Several provisions of the company's by-laws and the policies adopted by the board are designed to promote effective and independent governance of the company. Under the by-laws, the board is required to present to the shareholders nominees for election as director and to take other corporate actions to cause the composition of the board, and in particular its audit and management compensation committees, to meet all applicable independence requirements. As described under "Director Independence" below, The NASDAQ Stock Market ("NASDAQ") listing standards require the company's board to be comprised of a majority of independent directors. Additional independence requirements under NASDAQ and SEC rules apply to the composition of the audit and management compensation committees. Our by-laws also provide for designation of a lead director to fulfill various leadership functions on behalf of the non-employee directors if, as is currently the case, the chairman of the board also serves as an officer of the company. Currently, Mr. Shulman, the company's chairman of the board, also serves as chief executive officer.

        Under the provisions of our certificate of incorporation, the Multi-Vote Common Stock is entitled to enhanced voting rights in comparison to the Ordinary Common Stock. As a result, the sole holder of the Multi-Vote Common Stock, Holdings, has the right to control the election of the four Class 1 directors and to exert a controlling influence over the two Class 2 directors, and to exert a controlling influence over other matters subject to a vote of all the holders of common stock.

  Lead Director

        Currently, Mr. Le Blanc serves as the lead director of the board of directors. In that role, Mr. Le Blanc chairs the executive sessions of our outside (non-management) directors. In addition, Mr. Le Blanc has been designated the lead director for purposes of receiving communications from interested parties and from shareholders pursuant to recently proposed rules of the SEC. You may express your concerns, whether such concerns relate to accounting-related matters or otherwise, by contacting the lead director through the communication channels set forth in the section entitled "Communications with Directors and Management" below.

  Committees of the Board of Directors

        The board of directors has established an audit committee and a management compensation committee, each of which is comprised solely of independent directors. The company's by-laws also provide for a Class 3 directors committee. The standards for determining director independence are discussed under "Director Independence" below. The functions, responsibilities and members of each of the committees are also described below. The audit committee operates pursuant to a charter which is posted on our Internet site at www.magellanhealth.com. The Company does not have a nominating committee because it believes that its nominating process, which involves evaluations by and recommendations from the lead director and the independent members of the board, is structured to provide many of the same benefits and safeguards as would be provided by a formal nominating committee. The process for selecting nominees to the board is described under "Process for Selecting Nominees to the Board" below.

        Audit Committee.    The audit committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and has a written charter adopted by the board of directors. The primary function of the audit committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the Company's financial statements, the other financial information that is proposed to be provided to our shareholders, the periodic financial reports filed with the SEC, the system of internal controls that management and the board of directors have established, and the audit process. The audit committee has the power to conduct or authorize investigations into any matter within the scope of its responsibilities and has unrestricted access to management, the Company's internal audit staff and to current and former independent auditors and attorneys. It is authorized to retain independent counsel, accountants and others to assist it at the Company's expense.

        The members of the audit committee are appointed annually by the board, and the audit committee must be composed of at least three directors, one of which is appointed chairperson. The committee is required to meet at least five times per year or more frequently as circumstances dictate. The current members of the audit committee are Messrs. Michael Ressner (chairman), Robert Haft and William McBride. The board of directors has determined that each of Messrs. Ressner, Haft and McBride is independent for purposes of NASDAQ listing standards. The Board has determined that Mr. Ressner is an "audit committee financial expert," as defined by Item 401 of SEC Regulation S-K, and has financial sophistication, as required by NASDAQ listing standards. Mr. Ressner is also an independent board member, as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board has also determined that each of Messrs. Haft and McBride is financially literate.

        Management Compensation Committee.    The management compensation committee administers our equity compensation plans and bonus plans and oversees our qualified defined contribution 401(k) savings plan. The committee also reviews and recommends, from time to time, amendments to existing compensation plans and establishment and implementation of new compensation plans. The management compensation committee also considers and makes recommendations with respect to the compensation of our chief executive officer and other members of senior management and makes recommendations to the board of directors generally on organization, succession, salary and incentive compensation and other grants and awards under our compensation and benefit plans. The current members of the management compensation committee are Messrs. Saul Burian (chairman), Robert Haft and Michael Diament.

        Class 3 Directors' Committee.    The company's by-laws provide for the designation and operation of a Class 3 directors committee, which is composed solely of Class 3 directors, who are subject to election by the holders of Ordinary Common Stock, voting as a separate class. The Class 3 directors committee has the duty to assist the board in evaluating any proposed transaction or other matter that requires action on the part of the Class 3 directors. As such, it is designed to allow the Class 3 directors to effectively integrate the interests of the holders of Ordinary Common Stock in the decisions of the board. The Class 3 directors committee has not met since the consummation of the company's plan of reorganization as the company has not been presented with any matter that requires action on the part of the Class 3 directors.

  Number of Meetings and Attendance

        During 2004, the board of directors held nine meetings, the audit committee held 11 meetings, and the management compensation committee held seven meetings. During 2004, each of the incumbent directors attended at least 75% of the meetings of the board of directors and 100% of the meetings of the audit and management compensation committees that occurred while such director was a member of the board and such committees.

        While the board does not have a written policy regarding board member attendance at annual shareholders meetings, all members are encouraged to attend, and the decision to recommend an incumbent board member for re-nomination takes into account, among other criteria, the number of meetings attended and level of participation. The Company has not held an annual meeting since February 8, 2002 due to its involvement in bankruptcy proceedings. As a result, the current directors have not previously attended the company's annual meeting.

  Directors' Compensation

        In return for their services on behalf of the company as directors, the individuals who serve as members of the board of directors will receive the compensation listed below; provided however, that no compensation is paid to those members who are employees of either the company or Onex (or its affiliates):

  (a)
  An annual retainer equaling $25,000, payable on a quarterly basis;

  (b)
  An additional annual payment equaling $15,000, payable on a quarterly basis, to each member of the audit committee;

  (c)
  An additional annual payment equaling $30,000, payable on a quarterly basis, to the audit committee chairman;

  (d)
  An additional annual payment equaling $10,000, payable on a quarterly basis, to the management compensation committee chairman;

  (e)
  $2,000 for each board meeting attended by the member in person;

  (f)
  $1,000 for each board meeting attended by the member via telephone; and

  (g)
  $1,000 for each committee meeting attended, whether such meeting is attended in person or via telephone.

        In addition the Board has awarded, as further compensation for the services of those directors commencing service on the board in 2004 (other than Barry Smith) who are not members of management and not associated with Onex, a grant of 2,719 shares of Ordinary Common Stock. Such shares may not be sold by a director until January 5, 2006 or the earlier termination of a director's service and in compliance with certain regulatory requirements. This action did not provide for (nor does it prohibit) a grant of additional stock compensation for service as a director in any future year (i.e., after the 2005 annual meeting of shareholders).

        The company is proposing that shareholders approve at the annual meeting the company's 2005 Director Stock Compensation Plan. Under the plan, directors serving on March 3, 2005 or elected thereafter but prior to the 2006 annual meeting and who are designated as independent for purposes of Section 3 of Article 3 of the company's bylaws, will receive awards as of the date of shareholder approval, of 3,000 shares of Ordinary Common Stock with limited restrictions. See "Proposal Number Two—Approval of 2005 Director Stock Compensation Plan" below.

  Process for Selecting Nominees to the Board

        The board of directors does not have a nominating committee. The board has adopted a Policy Regarding Director Nominations by the Board of Directors under which the lead director and the independent members of the board consider and recommend nominations to the full board. The standards for determining director independence are discussed under "Director Independence" below. In addition, the board has followed the practice that any incumbent director who is to be considered for re-election at a particular annual meeting will not participate in the nomination process for directors to be elected at that annual meeting. For example, Messrs. Haft, McBride and Le Blanc have not participated in the nomination process for the directors to be elected at the 2005 annual meeting.

        The lead director and the independent members of the board consider candidates for board membership suggested by board members, as well as by management and by our shareholders. In determining whether to recommend an incumbent board member for re-nomination, the lead director and the independent board members will review such director's overall service to the company during the term of his or her service, including the number of meetings attended, level of participation, quality of performance, and any circumstances that have presented or are expected to present a conflict of interest. Shareholders may participate in the nomination of directors by two methods: by recommending nominees to the board of directors or by directly nominating an individual to serve as a director.

        The initial determination to seek a new board candidate is usually based on the need for additional board members to fill vacancies or to expand the size of the board, although the decision can also be based on the need for certain skill sets or qualifications, such as financial expertise. The independent board members' process for identifying and evaluating nominees for director is the same no matter who makes the recommendation. Once the independent members have determined, in consultation with other board members, that additional consideration of a candidate is warranted, the independent members may seek additional information about the prospective candidate's background, experience and independence and the committee or other members of the board may interview the prospective candidate. The independent members then evaluate the prospective nominee against the standards and qualifications set forth below. In addition to the qualifications set forth below, the committee also considers such other relevant factors as it deems appropriate, including the current composition of the board and the candidate's personal qualities and characteristics.

        Following this evaluation, if the independent members believe that the prospective candidate is qualified for nomination, they make a recommendation to the full board and the board determines whether the candidate should be nominated to the board. The Policy Regarding Director Nominations by the Board of Directors is available on the Company's Internet site at www.magellanhealth.com.

  Shareholder Recommendations

        Shareholders who wish to recommend a prospective nominee for the board may do so by writing to our corporate secretary at 16 Munson Road, Farmington, CT 06032 along with whatever supporting material the shareholder considers appropriate. All such shareholder-recommended candidates should satisfy the following criteria for board qualification:

  •
  The candidate should be an individual of accomplishment in his or her career.

  •
  The candidate should be able in carrying out his or her responsibilities as a director to make independent business judgments in an analytical manner and should exhibit practical wisdom and mature judgment.

  •
  The candidate should possess the highest personal and professional ethics, integrity and values, and should be committed to promoting the long-term interests of the company's stockholders,

    free of any relationship that may on a regular basis create conflict of interest between his or her directorial role and personal or other associative interests.

  •
  The candidate should have expertise and experience in an area pertinent to the company's business, and have the time to and, by personality, be effective in providing advice and guidance to the management of the company based on that expertise and experience.

        In order for shareholder-recommended candidates to be considered in an orderly manner, generally, names and other supporting materials should be submitted not later than six months prior to the anniversary of the mailing date of the Company's most recent past annual meeting proxy statement, which will be October 18, 2005 for the 2006 annual meeting. Materials in support of a shareholder-recommended candidate should include:

  •
  All information about the candidate that is required to be disclosed in solicitations of proxies for election of directors or otherwise required under Regulation 14A under the Exchange Act, including written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

  •
  An indication of whether the candidate qualifies as "independent" under NASDAQ listing standards and securities law requirements relating to service on the audit committee.

  •
  The name and address of the recommending stockholder, as they appear on the company's books, and of any beneficial owner on whose behalf the recommendation is made.

  •
  The class and number of shares of the company's stock that are beneficially owned and held of record by such stockholder or beneficially owned by such beneficial owner.

  •
  Information regarding whether the recommending stockholder, beneficial owner or candidate or their affiliates have any plans or proposals for the company, including for any extraordinary transaction.

  •
  Whether the recommending stockholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the company or to further personal interests or special interests not shared by stockholders at large.

  Direct Shareholder Nominations

        Shareholders who wish to directly nominate an individual to serve as a director may do so if they are entitled to notice of and to vote at a meeting called for the election of directors, by writing to our corporate secretary at 16 Munson Road, Farmington, CT 06032 together with various required materials. To be effective, the nomination must be received not later than 90 days prior to the anniversary date of the last annual meeting, provided that if the date of the annual meeting is more than 30 days before or after the anniversary date of the last annual meeting, the nomination must be received within 15 days after the public announcement by the company of the date of the annual meeting. The nomination must contain the following information to the extent known by the shareholder:

  •
  The name, age, business address, and residence address of the proposed nominee(s) and of the notifying shareholder.

  •
  The principal occupation of the proposed nominee.

  •
  A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

  •
  The class and total number of shares of capital stock and other company securities that are beneficially owned by the notifying shareholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying shareholder of the proposed nominee, the manner of beneficial ownership.

  •
  A description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the notifying shareholder.

  •
  Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A under the Exchange Act had the nominee been nominated, or intended to be nominated, by the board.

  •
  The consent of the nominee to serve as a director of the company if so elected.

        The company may request any proposed nominee to furnish such other information as may reasonably be required by the company to determine the qualifications of the proposed nominee to serve as a director of the company. Within 15 days after receipt by the secretary of a shareholder notice of nomination, the board must instruct the secretary to advise the notifying shareholder of any deficiencies in the notice. The notifying shareholder must cure the deficiencies within 15 days of receipt of such notice.

  Director Independence

        NASDAQ listing standards provide that a majority of the company's board of directors must be comprised of independent directors. Under NASDAQ rules, no director qualifies as independent unless the director is not an officer or employee of the company and the board determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In March 2005, our board of directors undertook a review of director independence. During this review, the board considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries, including those reported under "Executive Compensation—Certain Relationships and Related Transactions" below. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. In making this determination, the board applied the following standards, in addition to considering any other relevant facts and circumstances:

  •
  A director who is, or at any time during the past three years was, employed by the company, is not considered independent.

  •
  A director who accepted or who has a family member who accepted any payments from the company in excess of $60,000 during any period of twelve consecutive months within the three preceding years, except compensation for board or committee service, payments arising from an investment in the company's securities and certain other payments, is not considered independent.

  •
  A director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer, is not considered independent.

  •
  A director who is, or has a family member who is, a partner in, or a controlling stockholder or any executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising from investments in the company's securities and certain other payments, is not considered independent.

  •
  A director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company serve on the compensation committee of such other entity, is not considered independent.

  •
  A director who is, or has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years, is not considered independent.

        In addition, the NASDAQ standards impose additional independence and qualification standards on our audit committee members. Under these standards, each audit committee member, in addition to meeting the definition of independence applicable to all non-employee directors, is prohibited from accepting directly or indirectly any consulting, advisory or other compensatory fee from the company or from being an affiliated person of the company, and must not have participated in the preparation of the company's financial statements at any time during the past three years.

        Under the standards set forth above, the board has determined that all of its members, including each of the members of our audit committee, are independent as of the date of this proxy statement, except Mr. Shulman (our chief executive officer), Dr. Lerer (our chief operating officer) and Mr. Le Blanc (an employee of Onex).

  Codes of Ethics

        The company has adopted a Code of Ethics for Directors, covering directors only, and a Code of Ethics for Covered Officers, covering senior executives and individuals reporting directly to the chief executive officer and finance department employees at a vice president level or above. In addition, the company has adopted a Corporate Compliance Handbook covering all employees. The codes and the handbook provide a framework for a comprehensive ethics and compliance process designed to ensure that we conduct our business in a legal and ethical manner. All covered persons are expected to understand and comply with the policies and obligations described in the codes and the handbook.

        The directors' code deals with conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, insider trading and personal loans to executive officers and directors. The covered officers code deals with good faith and fair dealing in all negotiations and transactions, actual and apparent conflicts of interest, responsible use and protection of company assets, disclosures filed with the SEC or otherwise communicated to the public, compliance with laws, prompt reporting of violations of the code of ethics and other applicable policies, and accountability with respect to compliance with the code of ethics.

        The handbook, among other things, contains a whistleblower policy that sets forth steps an employee should take if he or she has a question about a legal or ethical issue related to his or her job or the company, and prohibits retribution against any person raising an issue.

        The company will provide to any person without charge, upon request, copies of its Code of Ethics for Directors, Code of Ethics for Covered Officers and Corporate Compliance Handbook for all employees. Any such request should be made in writing to the Investor Relations Department, Magellan Health Services, Inc., 16 Munson Road, Farmington, CT 06032. These documents are also available on the Internet at www.magellanhealth.com. The company intends to disclose any future amendments to the provisions of the codes of ethics and handbook and waivers from such codes of ethics and handbook, if any, made with respect to any of its directors and executive officers on its Internet site.

  Disclosure Controls and Procedures

        We have adopted disclosure controls and procedures that are designed to ensure that all public financial disclosures are accurate, complete and timely. We have also created a disclosure committee, which is responsible for ensuring our compliance with the disclosure controls and procedures and for the evaluation of those procedures. If you become aware that our public disclosures are not accurate, complete or timely, or become aware of a transaction or development you believe may require disclosure, you should report the matters as soon as practicable to our corporate secretary at 16 Munson Road, Farmington, Connecticut 06032.

  Communications with Directors and Management

        We have several communications channels established for employees, shareholders and other interested parties to communicate with our management and/or our board of directors or committees thereof.

        Member and Provider Communications:    Our members and providers have specific mechanisms for contacting us regarding such matters as benefits, claims or other administrative matters. Member and provider contact information is available on our Internet site at www.magellanhealth.com. Although our employees and members of management address most of these matters, significant issues are brought to the attention of senior management and, in certain cases, the board of directors.

        Investor Relations:    We maintain an investor relations department that is responsible for communicating with current or prospective shareholders and addressing any issues raised by them. The contact information for our investor relations department is as follows:

  E-mail: ir@magellanhealth.com
   Post Office Address:
  Investor Relations Department
  Magellan Health Services, Inc.
  16 Munson Road
  Farmington, CT 06032
   Telephone: (877) 645-6464

        Lead Director:    You may communicate with Mr. Le Blanc, our lead director, through the following channels:

  E-mail: leaddirector@magellanhealth.com.
   Post Office Address:
  Communications with Lead Director
  c/o Magellan Health Services, Inc.
  16 Munson Road
  Farmington, CT 06032

        All communications to the lead director will be treated confidentially. Communications should clearly identify the issue being raised, the name of the party initiating the communication and contact information for potential follow-up.

        These communications will initially be received by a designee of the lead director who will log, track and summarize the matters raised in the communication. The lead director may direct that such communications be presented to the full board of directors, non-management directors, one or more board committees or management and may direct that matters raised in the communications be investigated by outside advisors or counsel or by management.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Our certificate of incorporation provides for a board of directors divided into three classes, with the term of office within each class expiring in different years at the annual meeting of shareholders. Directors are elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

        The board of directors presently consists of nine (9) persons: Steven J. Shulman, Barry M. Smith, Robert Haft, William J. McBride, Robert M. Le Blanc, René Lerer, M.D., Michael P. Ressner, Michael Diament, and Saul E. Burian. The board of directors proposes that Robert Haft, William J. McBride and Robert M. Le Blanc, all of whom are currently serving as directors, be re-elected to serve for terms of three (3) years and until the election and qualification of their successors. Only the holders of Multi-Vote Common Stock will be entitled to vote with respect to the election of the Class 1 directors, Messrs. Haft and McBride. The holders of Multi-Vote Common Stock and Ordinary Common Stock will be entitled to vote with respect to the election of the Class 2 director, Mr. Le Blanc. The proxies cannot be voted for a greater number of persons than the three nominees named. Unless a shareholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of common stock will vote FOR the election of Robert Haft, William J. McBride and Robert M. Le Blanc as directors. The board of directors has no reason to believe that any nominee will decline or be unable to serve as a director. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the board of directors.

        Barry M. Smith and René Lerer, M.D. serve as directors whose terms expire in 2006, and Steven J. Shulman, Michael P. Ressner, Michael Diament and Saul E. Burian serve as directors whose terms expire in 2007. These directors are not standing for re-election because their terms as directors extend past the annual meeting.

  Certain Information Regarding Our Directors and Executive Officers

        The following table sets forth the age and title as of the date of this proxy statement of each nominee for director, each director continuing in office and each of our current executive officers who is a director, followed by descriptions of such person's business experience during the past five years.

NOMINEES FOR ELECTION FOR TERMS EXPIRING 2008

Name	Age	Position	Class
Robert Haft	52	Director	Class 1
William J. McBride	60	Director	Class 1
Robert M. Le Blanc	38	Director	Class 2

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Name	Age	Position	Class
Barry M. Smith	51	Director	Class 1
René Lerer, M.D.	49	Director	Class 2

DIRECTORS WHOSE TERMS EXPIRE IN 2007

Name	Age	Position	Class
Steven J. Shulman	53	Director	Class 1
Michael P. Ressner	56	Director	Class 3
Michael Diament	36	Director	Class 3
Saul E. Burian	41	Director	Class 3

  Directors

        Under the company's certificate of incorporation and by-laws, the number of directors is currently fixed at nine. The directors of the company were appointed in accordance with the Company's plan of reorganization under chapter 11 of the U.S. Bankruptcy Code, which was consummated on January 5, 2004 (except for Mr. McBride and Mr. Smith as noted below), and are divided into three classes: (i) Class 1, consisting of four directors, (ii) Class 2, consisting of two directors, and (iii) Class 3, consisting of three directors. The sole holder of Multi-Vote Common Stock, Holdings, voting separately as a class, is entitled to elect the Class 1 directors. The holders of Multi-Vote Common Stock and Ordinary Common Stock, voting together, are entitled to elect the Class 2 directors. The holders of the Ordinary Common Stock, voting separately as a class, are entitled to elect the Class 3 directors.

        The company's bylaws require a majority of directors to be independent in accordance with NASDAQ's listing standards. The company's board of directors has determined that except for those directors who are members of management of the company and Mr. Le Blanc, who is an employee of Onex, all directors are independent, as that term is defined by the NASDAQ listing standards. For a discussion of these independence standards see "Corporate Governance and Related Matters—Director Independence" above.

  Class 1 Directors

        Steven J. Shulman is the chairman of the board and chief executive officer of the company. He became chief executive officer of the company in December 2002 and chairman of the board on the effective date of the company's plan of reorganization. Prior to joining the company, Mr. Shulman founded Internet HealthCare Group ("IHCG"), an early stage healthcare technology venture fund, and served as its chairman and chief executive officer from 2000 to 2002. Prior to IHCG, he was employed by Prudential Healthcare, Inc. as its chairman, president and chief executive officer from 1997 to 1999. Prior thereto, Mr. Shulman co-founded Value Health, Inc., a New York Stock Exchange listed specialty managed health care company, and served as president of its Pharmacy and Disease Management Group and director from 1987 to 1996. From 1983 to 1986, Mr. Shulman was employed by CIGNA Healthplans as president of its East Central Division. Prior thereto, he served as director of medical economics for Kaiser Permanente from 1974 to 1982. Mr. Shulman is a member of the board of directors of Lumenos, a private consumer-driven healthcare company, Digital Insurance, a private employee benefit service company, RealMed, a private insurance software company, BenefitPoint Inc., a private insurance software company, and NDCHealth Corporation, a publicly-traded healthcare information services company.

        Barry M. Smith was appointed to the board on December 17, 2004. Mr. Smith replaced Mark L. Hilson, managing director for Onex Corporation, who resigned in December 2004, and will fill Mr. Hilson's unexpired term as a Class 1 director of the Company. Mr. Smith is the founder, chairman and chief executive officer of Bon Travay, S.A., a charitable organization dedicated to health care and educational efforts in Third World countries. Prior to founding Bon Travay, he founded and served as chairman, president and CEO of Vista Care Services, a national provider of hospice services, from 1996 to 2003. Earlier in his career, Mr. Smith served as chairman and CEO of Value Rx, Inc., then one of the country's largest pharmacy benefit management companies, and, prior to that, served as vice president of operations for PCS Health Systems, also a pharmacy benefit management firm. Mr. Smith serves as the chairman of RG Capital, a financial services company, and as chairman and chief executive officer of B&J Associates, Inc. and B&J Investments, LLC. He also serves as chairman of Eatza Pizza, Inc., a privately-held family restaurant chain, and as chairman of iNation, Inc., a software development and services company serving financial service providers. Mr. Smith is a member of the board of the Institute of Mental Health Research, a public and private partnership sponsored by the University of Arizona, Arizona State University, the State of Arizona and Barrows Neurological Institute. Mr. Smith also serves on the boards of the Ambassador's Council of Freedom From Hunger, a leading worldwide micro-credit provider to poverty-stricken women in Third World countries, and VistaCare Foundation, an organization dedicated to advancing end of life care issues. Mr. Smith also serves on the board of directors of Inpatient Consultants, Inc., the nation's largest provider of hospitalist services delivering patient care in acute care hospitals.

        Robert Haft is the principal manager of Morgan Noble LLC, a healthcare investment firm. He is also chairman of National Pharmacies Group LLC, a position he has held since December 2001. Previously he was president/CEO of national drug chain Phar-Mor from 1995 to 1997. Prior thereto, he was president of Dart Group from 1983 to 1993. In addition, Mr. Haft founded four companies including Crown Books, Trak Auto, Vitamin Superstore, and Morgan Noble, LLC.

        William J. McBride was appointed to the board on January 21, 2004. Mr. McBride is currently retired. Prior to his retirement in 1995, Mr. McBride had been a director of Value Health, Inc., a New York Stock Exchange listed specialty managed care company which included Value Behavioral Health, one of the largest behavioral health managed care companies at the time. From 1987 to 1995, Mr. McBride served as president and chief operating officer of Value Health, Inc., overseeing all operational activities of the company and its subsidiaries. Prior to his tenure at Value Health, Mr. McBride spent 15 years in a variety of positions with INA Corporation and its successor, CIGNA Corporation, including serving as president and chief executive officer of CIGNA Healthplan, Inc., vice president and controller of INA's Life and Healthcare Group and vice president of finance for CIGNA's Affiliated Business Group. Mr. McBride currently serves on the board of directors of AMERIGROUP Corporation, a managed health care company focused on providing services to Medicaid recipients, VistaCare Inc., a NASDAQ- listed provider of hospice services, Evolution Benefits, Inc., a private insurance services company, and Women's Health USA, Inc., a private healthcare services company.

  Class 2 Directors

        Robert M. Le Blanc the board's lead director, is a managing director for Onex Corporation. Prior to joining Onex in 1999, Mr. Le Blanc held various positions with Berkshire Hathaway for seven years. He also worked for five years at GE Capital in a variety of positions, including corporate finance and corporate strategy. Mr. Le Blanc is a director of Berkshire Hathaway Life, American Medical Response, Center for Diagnostic Imaging and ResCare, Inc., a publicly traded human service company for the disabled.

        René Lerer, M.D. has served as president and chief operating officer of the company since October 2003. He previously served as chief operating officer of the company since January 2003. Prior to joining the company, Dr. Lerer co-founded IHCG and served as its president from 1999 to 2002. Prior to IHCG, Dr. Lerer was employed by Prudential Healthcare, Inc. as its chief operating officer from 1997 to 1999. Prior thereto, Dr. Lerer was employed by Value Health, Inc., a New York Stock Exchange listed specialty managed healthcare company, and served as senior vice president—operations of its Pharmacy and Disease Management Group from 1995 to 1997. Prior thereto, Dr. Lerer was employed by Value Health Sciences as senior vice president of corporate development from 1992 to 1994. Dr. Lerer is a member of the board of directors of IHCG, an early stage healthcare technology venture fund, Digital Insurance, a private employee benefits service company, and RealMed, a private insurance software company.

  Class 3 Directors

        Michael P. Ressner currently holds the position of adjunct professor of finance & accounting at North Carolina State University and is an advisor at Southeast Interactive Technology Fund. Between 1981 and 2003, he served in a variety of positions at Nortel Networks, holding leadership positions within operations and finance. Mr. Ressner currently serves on the boards of Entrust, Inc., an internet security software company, Proxim Corporation, a public wireless networking equipment company, Riverstone Networks, a publicly-traded networking solutions company, Exide Technologies, a NASDAQ-listed stored electrical energy company, and Arsenal Digital Solutions, a private storage management services company.

        Michael Diament is a portfolio manager and director of bankruptcies and restructurings for Renegade Swish, LLC which, through various contractual agreements, provides personnel services to Amalgamated Gadget, LP, the investment manager for R2 Investments, LDC. From January 2001 to December 2002, Mr. Diament served as portfolio manager for Acme Widget, LP, which provided personnel services to Amalgamated Gadget, LP through various contractual arrangements. From February 2000 until January 2001, Mr. Diament was a senior research analyst for Sandell Asset Management, an investment management firm, and served as vice president of Havens Advisors, an investment management firm, from July 1998 to January 2000. Mr. Diament also serves as a director of i2 Technologies, Inc., a publicly-held supply chain management solutions company.

        Saul E. Burian is a managing director in the New York office of Houlihan, Lokey, Howard & Zukin ("Houlihan"), an investment banking and advisory firm, and splits his practice between Restructuring Advisory and Distressed M&A. Mr. Burian has served as a director of Houlihan since March 2001 and he presently manages its Distressed M&A Northeast Region. From 1988 through February 2001, Mr. Burian was a partner of the New York law firm, Kramer Levin Naftalis & Frankel LLP and specialized in the area of creditors' rights and bankruptcy. He has been a member of the committee on bankruptcy and corporate reorganization of the Association of the Bar of the City of New York and has been approved by the chief bankruptcy judge of the Southern District of New York to serve as a court-certified bankruptcy mediator. Mr. Burian is a member of the City of New Rochelle Waterfront Commission, and a director of the New York Chapter of the Turnaround Management Association and of S/A/R Academy of Riverdale.

        Messrs. Shulman, Lerer and Demilio were each executive officers, and Messrs. Shulman and Lerer were directors, of the company in March 2003 when it filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. Messrs. Shulman and Lerer became part of management of the company in December 2002 when their consulting company, Healthcare Partners, Inc., entered into a consulting agreement with the company. The Company consummated its plan of reorganization under Chapter 11 in January 2004.

  Director Election and Terms of Office

        Messrs. Haft, McBride and Le Blanc are currently nominated for reelection for a three-year term to extend until the 2008 annual meeting. Messrs. Lerer and Smith are currently serving for a two-year term to extend until the 2006 annual meeting of stockholders. Messrs. Shulman, Ressner, Diament and Burian are currently serving for a three-year term to extend until the 2007 annual meeting of stockholders. In each case, the term of their successors will extend for three years and until the election and qualification of their respective successors, or in any case their earlier death, incapacity, resignation or removal.

        The seats held by the Class 1 directors are filled by election by vote of the holders of the Multi-Vote Common Stock only, voting as a separate class; the seats of the Class 3 directors are filled by election by vote of the holders of the Ordinary Common Stock only, voting as a separate class; and the seats of the Class 2 directors are filled by election by vote of the holders of the Multi-Vote Common Stock and the Ordinary Common Stock, voting together as though one class, in which vote the Multi-Vote Common Stock will be entitled to cast 50% of the total number of votes entitled to be voted in the election of Class 2 directors. In addition, directors assigned to these classes can be removed, with or without cause, only by the vote of the holders of the class or classes of common stock entitled to participate in their election, except that the Class 3 directors may be so removed before the third anniversary of the effective date of the company's plan of reorganization (January 2007) only for cause. Moreover, the filling of vacancies in any class by the board before the end of a director's term requires approval of the other directors of the class, subject to certain qualifications and provisions of the company's certificate of incorporation and bylaws. The holders of the Multi-Vote Common Stock and the Ordinary Common Stock are also entitled to a separate class vote on any amendment of these voting rights or any other amendment of the company's certificate of incorporation that would adversely affect their special rights or privileges. When the Minimum Hold Condition (as defined) is no longer satisfied, the special voting powers of the Multi-Vote Common Stock and Ordinary Common Stock will terminate at such time and all the directors will then be elected by all the common stock holders voting together on the basis of one vote per share. The "Minimum Hold Condition" is satisfied if (i) the number of outstanding shares of Multi-Vote Common Stock is at least 15.33% of the total number of shares of common stock issued on the effective date of the company's plan of reorganization (approximately 35.1 million shares of common stock), and (ii) the number of outstanding shares of Multi-Vote Common Stock is at least 10% of the aggregate number of shares of common stock then outstanding.

  Arrangements Regarding the Nomination of Directors

        The individuals currently serving as directors of the company (other than Mr. Smith and Mr. McBride) were selected in accordance with provisions of the company's plan of reorganization in its Chapter 11 bankruptcy proceedings, by agreement of the parties in interest and were approved by the bankruptcy court pursuant to the order confirming the plan of reorganization. There is no agreement or arrangement whereby any such director will be re-nominated or any other individual will be nominated or selected to serve as a director of the company. However, certain provisions of the company's certificate of incorporation and by-laws govern the nomination and election of the company's directors. In accordance with the company's bylaws, the board of directors is required to nominate for election at each annual meeting of shareholders candidates who, if elected, will cause a majority of the members of the board of directors of the company to be independent directors, as determined in accordance with the listing standards of NASDAQ (and to meet certain other requirements regarding independence for membership on the audit and executive compensation committee of the board, also as specified in the bylaws). Nominations may also be made by shareholders in accordance with certain procedures established by the by-laws and nominations not made in compliance with the requirements established thereby may not be given effect. Such provisions regarding shareholder nominations do not, however, limit nominations made by the holder of Multi-Vote Common Stock. Class 1 directors may only be elected by the holders of Multi-Vote Common Stock and Class 3 directors may only be elected by holders of Ordinary Common Stock.

EXECUTIVE COMPENSATION

        The following table sets forth, for the fiscal year ended December 31, 2004, the two preceding fiscal years ended December 31, 2003 and September 30, 2002 respectively, and the three-month transition period ended December 31, 2002, the compensation paid by the company to the company's chief executive officer and the company's four next most highly compensated executive officers serving at December 31, 2004 (collectively, the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation					Awards
(a)	(b)	(c)	(d)		(e)		(f)		(g)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other annual Compensation ($)(2)		Restricted Stock Award(s) ($)(3)		Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Steven J. Shulman (4) Chief Executive Officer and Chairman of the Board	12-04 12-03 12-02 9-02	992,949 — — —	2,500,000 — — —	(5)	3,079,561 — — —	(6)	2,409,738 — — —	(7)	1,445,511 — — —	116,495 — — —	(8)
René Lerer, M.D. (9) President and Chief Operating Officer	12-04 12-03 12-02 9-02	595,769 — — —	1,050,000 — — —		698,406 — — —	(10)	1,445,849 — — —	(11)	867,307 — — —	72,150 — — —	(12)
Mark S. Demilio (13) Chief Financial Officer	12-04 12-03 12-02 9-02	499,295 400,000 105,417 324,375	675,000 553,340 66,660 25,000	(17)	508,582 — — —	(14)	963,890 — — —	(15)	578,204 — — —	61,420 5,981 — 38,000	(16)
Jeff D. Emerson (18) Chief Information Officer	12-04 12-03	300,000 245,577	270,000 230,231	(20)	— —		— —		50,000 —	32,587 2,652	(19)
Anthony M. Kotin (21) Chief Marketing and Strategy Officer	12-04 12-03	300,000 43,269	180,000 75,000	(23)	— —		— —		50,000 —	27,414 —	(22)

(1)
The amounts shown as bonus for each year represent awards for service during that year paid in the following year.

(2)
Perquisites for each of the Named Executive Officers in the aggregate do not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(3)
Restricted stock awards are entitled to receive dividends, if any, prior to vesting. The company does not currently pay dividends.

(4)
Mr. Shulman became chief executive officer in December 2002. In fiscal 2003, he was compensated by HPI, which in turn was paid by the company via a consulting agreement. For further discussion of the HPI consulting agreement, see the description below under "Certain Relationships and Related Transactions" below. Mr. Shulman entered into an employment agreement with the Company on the effective date of the company's plan of reorganization. See "Employment Agreements" below.

(5)
Includes a cash bonus of $2,000,000 and an award of 14,507 shares of Ordinary Common Stock as a bonus for 2004 performance, valued at $34.43 per share, the closing price on March 14, 2005.

(6)
Includes imputed value to Mr. Shulman of $1,409,739 based on the market value of 83,963 shares of Ordinary Common Stock purchased at $11.91 per share in January 2004 and $505,807 related to tax gross-up. Also includes a tax gross-up amount of $1,164,015 related to a restricted stock grant, the fair market value of which is shown in column (f).

(7)
Consists of 83,963 restricted shares granted upon execution of Mr. Shulman's employment agreement.

(8)
Consists of a SAP contribution of $110,000 made in 2005 for service in 2004, a 401(k) match of $6,150 and $345 in imputed income related to company-provided life insurance.

(9)
Dr. Lerer became chief operating officer in January 2003 and president in October 2003. In fiscal 2003, he was compensated by HPI, which in turn was paid by the Company via a consulting agreement. For further discussion of the HPI consulting agreement, see the description below under "Certain Relationships and Related Transactions." Dr. Lerer entered into an employment agreement with the Company on the effective date of the company's plan of reorganization. See "Employment Agreements" below.

(10)
Consists of a tax gross-up related to a restricted stock grant, the fair market value of which is shown in column (f).

(11)
Consists of 50,378 restricted shares granted upon execution of Dr. Lerer's employment agreement.

(12)
Consists of a SAP contribution of $66,000 made in 2005 for service in 2004 and a 401(k) match of $6,150.

(13)
Mr. Demilio became chief financial officer in October 2001.

(14)
Consists of a tax gross-up related to a restricted stock grant, the fair market value of which is shown in column (f).

(15)
Consists of 33,585 restricted shares granted upon execution of Mr. Demilio's employment agreement.

(16)
Consists of a SAP contribution of $55,000 made in 2005 for service in 2004, a 401(k) match of $6,150 and $270 in imputed income related to company-provided life insurance.

(17)
Consists of $420,000 paid under the STIP and $133,340 paid under the KERP.

(18)
Mr. Emerson became chief information officer in March 2003.

(19)
Consists of a SAP contribution of $27,000 made in 2005 for service in 2004, a 401(k) match of $4,813 and $774 in imputed income related to company-provided life insurance.

(20)
Consists of $155,250 paid under the STIP, $50,003 paid under the KERP and $24,978 paid as bonus pursuant to Mr. Emerson's employment agreement.

(21)
Mr. Kotin became chief marketing and strategy officer in October 2003.

(22)
Consists of a SAP contribution of $27,000 made in 2005 for service in 2004 and $414 in imputed income related to company-provided life insurance.

(23)
Consists of a $25,000 bonus under the STIP and $50,000 additional bonus, as specified in Mr. Kotin's employment agreement.

  Option/SAR Grants in 2004

        The following table sets forth, for the fiscal year ended December 31, 2004, certain information regarding stock options granted to the Named Executive Officers. In addition, in accordance with SEC rules, the table shows the potential realizable value of such grants using various assumed rates of appreciation of the value of the common stock. The realizable actual value of the options may be significantly different, and the value actually realized, if any, will be based on the excess of the market value of the common stock over the exercise price at the time of exercise.

Individual Grants

	No. of Securities Underlying Options/SARs Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%)
					Market Price on Date of Grant ($)		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(1)
Exercise or Base Price ($)
Name						Expiration Date
							0%	5%	10%
Steven J. Shulman	413,002 619,505 413,004	(2) (3) (4)	9.4 14.1 9.4	11.91 10.43 11.91	23.50 23.50 23.50	1/5/2014 1/5/2014 1/5/2014	4,786,693 8,096,930 4,786,716	10,890,863 17,253,214 10,890,915	20,253,618 31,297,393 20,253,716
René Lerer, M.D.	247,802 371,703 247,802	(2) (3) (4)	5.6 8.4 5.6	11.91 10.43 11.91	23.50 23.50 23.50	1/5/2014 1/5/2014 1/5/2014	2,872,025 4,858,158 2,872,025	6,534,539 10,351,929 6,534,539	12,152,210 18,778,436 12,152,210
Mark S. Demilio	165,201 247,802 165,201	(2) (3) (4)	3.8 5.6 3.8	11.91 10.43 11.91	23.50 23.50 23.50	1/5/2014 1/5/2014 1/5/2014	1,914,680 3,238,772 1,914,680	4,356,350 6,901,286 4,356,350	8,101,457 12,518,957 8,101,457
Jeff D. Emerson	33,330 16,670	(5) (6)	0.8 0.4	12.39 23.52	26.90 26.90	1/5/2014 1/5/2014	483,618 56,345	1,047,562 338,401	1,912,475 770,988
Anthony M. Kotin	33,330 16,670	(5) (6)	0.8 0.4	12.39 23.52	26.90 26.90	1/5/2014 1/5/2014	483,618 56,345	1,047,562 338,401	1,912,475 770,988

(1)
The company is required by SEC rules to use a 0.0%, 5.0% and 10.0% assumed rate of appreciation in the company's stock price from the market price over the ten-year option term. This does not represent the company's estimate or projection of the future price of the Ordinary Common Stock.

(2)
Exercise price was established pursuant to the company's plan of reorganization which was confirmed by the bankruptcy court on October 8, 2003 and equals the price per share at which Onex agreed to purchase common stock under the plan. Options vest in increments of one-third on January 5 of each of 2005, 2006 and 2007. Options are exercisable only if the market price of the common stock has increased from January 5, 2004 through the determination date at a cumulative rate of 16% per annum, with daily compounding, over $11.91 per share. The determination of whether these options are exercisable shall be determined on each trading day occurring on or after a vesting date and shall be based on the average closing prices of the common stock for each of the 20 consecutive trading days ending on each such determination date. In all events, the options fully vest and are exercisable on January 5, 2011.

(3)
Exercise price was established pursuant to the company's plan of reorganization which was confirmed by the bankruptcy court on October 8, 2003 and equals the reorganization value of the Ordinary Common Stock as provided under the plan. Options vest in increments of one-third on January 5 of each of 2005, 2006 and 2007. Options are exercisable only if the market price of the common stock has increased from January 5, 2004 through the determination date at a cumulative rate of 10% per annum, with daily compounding, over $11.91 per share. The determination of whether these options have become exercisable shall be determined on each trading day occurring on or after a vesting date and shall be based on the average closing prices of the common stock for each of the 20 consecutive trading days ending on each such determination date. In all events, options shall become fully vested and exercisable on January 5, 2011.

(4)
Exercise price was established pursuant to the company's plan of reorganization which was confirmed by the bankruptcy court on October 8, 2003 and equals the price per share at which Onex agreed to purchase common stock under the plan. Options vest in increments of one-third on January 5, 2005, 2006 and 2007.

(5)
Exercise price was established pursuant to the company's plan of reorganization which was confirmed by the bankruptcy court on October 8, 2003 and equals the price per share at which Onex agreed to purchase common stock under an additional commitment under the plan. Options vest in increments of one quarter on January 5, 2006 and 2007 and an increment of one-half on January 5, 2008. Market price on grant date represents the closing price of the Ordinary Common Stock on February 3, 2004.

(6)
Exercise price equals 85% of the average closing price of the Ordinary Common Stock over the first 20 trading days on NASDAQ. Options vest in increments of one quarter on January 5, 2005, 2006, 2007 and 2008. Market price on grant date represents the closing price of the Ordinary Common Stock on February 3, 2004.

  Aggregated Option Values at December 31, 2004

        The following table sets forth the number and value of shares covered by both exercisable and nonexercisable stock options as of December 31, 2004, and the values for "in-the-money" options, which represent the excess of the closing price of the Ordinary Common Stock on NASDAQ at December 31, 2004 over the exercise price of any such existing stock options. None of the Named Executive Officers exercised stock options during 2004.

	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Shulman	—	1,445,511	—	$33,079,487
René Lerer, M.D.	—	867,307	—	19,847,701
Mark S. Demilio	—	578,204	—	13,231,786
Jeff D. Emerson.	—	50,000	—	902,963
Anthony M. Kotin	—	50,000	—	902,963

(1)
The per share closing price for the Ordinary Common Stock as reported on NASDAQ on December 31, 2004 was $34.16.

  Benefit Plans

        Annual Incentive Plan.    In fiscal year 2004, the executive officers were eligible for participation in the company's Short-Term Incentive Plan ("STIP"), which was designed to award officers (and other employees) bonuses for meeting or exceeding specific financial and other performance targets approved by the management compensation committee for fiscal year 2004. The target bonus award levels for the executive officers range from 50% to 100% of base salary, and based on performance in relation to goals, the amount of bonus can range from 0% to 200% of target percentage. Awards are funded based on meeting or exceeding threshold goals and are awarded based on corporate and individual performance. Based on the financial results attained for fiscal year 2004, the STIP pool was funded at approximately 157% and bonuses were paid on March 14, 2005.

        2003 Management Incentive Plan.    Effective upon the consummation of its plan of reorganization in January 2004, the company established its 2003 Management Incentive Plan (the "MIP"), which is administered by the management compensation committee of the board, allows approval of several types of long-term incentives including stock options, stock appreciation rights, restricted stock awards and stock units. A total of 6,373,689 shares of Ordinary Common Stock have been reserved for issuance pursuant to the MIP over a period not to exceed ten years after the January 5, 2004 effective date. Pursuant to the MIP and their employment agreements, options to purchase 2,891,022 shares of Ordinary Common Stock and restricted stock awards for 167,926 shares of Ordinary Common Stock were issued to the three senior executive officers of the company (Mr. Shulman, Dr. Lerer and

Mr. Demilio) in 2004. Stock options covering 1,329,200 additional shares (net of cancelled options) were issued to other employees of the company during 2004, leaving 1,901,578 options, restricted shares and other share equivalents issuable under the MIP as of December 31, 2004. The options to executive officers were granted with exercise prices ranging from the reorganization value under the plan, as set forth in the plan's disclosure statement ($10.43 per share), to the average price paid by Onex for all of the shares it acquired in connection with the Plan ($11.91 per share). The options granted to other members of management have exercise prices ranging from the price paid by Onex for its shares of Multi-Vote Common Stock ($12.39 per share) to the price that is 85% of the average closing price of the common stock over the first 20 trading days ($23.52 per share).

        On March 10, 2005, as compensation during fiscal year 2005, the company awarded under the MIP options to purchase 872,298 shares of Ordinary Common Stock and restricted stock awards for 107,584 shares of Ordinary Common Stock to executive officers and other members of management. The options have an exercise price of $34.57 per share, the average of the opening and closing prices of the Ordinary Common stock on the date of grant. In addition, the company on March 14, 2005 awarded 14,507 shares of Ordinary Common Stock as a bonus to Mr. Shulman.

        The maximum number of shares of Ordinary Common Stock that may be granted or measured to any individual participant under the MIP in any one calendar year may not exceed 2,000,000. The MIP allows the management compensation committee flexibility in developing appropriate long-term incentive strategies to retain the company's key executive officers. The management compensation committee is authorized, subject to the provisions of the MIP, to make and administer grants under the MIP, and to establish such rules as it deems necessary for the proper administration of the MIP.

        Deferred Compensation.    The Magellan Health Services, Inc. Supplemental Accumulation Plan (the "SAP"), was approved by the management compensation committee in 2000 and is designed to promote the retention of key executives. The SAP is a calendar year based plan that is funded by the company through a fixed percentage of an executive's base salary. It may also be funded by the executive officers through voluntary deferrals of base and/or incentive compensation. Annually, the management compensation committee approves the percentage contribution for the executive officers. For calendar 2004, Messrs. Shulman, Lerer and Demilio were each awarded a company contribution of 11% of base salary, and various other executive officers were eligible for a contribution of 9% of base salary, as determined in 2005. Both company and voluntary contributions are paid to a trust and invested in one or more mutual funds selected by the respective executive officer.

        The fixed percentage amount contributed to the trust and any appreciation thereon is paid to the executive officer on a date at least two years from the date of funding, if such officer is still employed at that time, or two years following the date of termination from the company, provided that the executive officer has complied with covenants not to compete with the company during that time period and the termination was not "for cause."

        The terms of the SAP provide that the amounts deposited in the trust on behalf of executive officers are to be immediately and fully vested upon a change of control of the company (as defined in the SAP document).

        Key Employee Retention Plan.    Subsequent to the commencement of the company's Chapter 11 proceedings, the board of directors adopted and the Bankruptcy Court approved the Key Employee Retention Plan ("KERP"). The purpose of the KERP was to provide supplemental compensation to certain employees, including certain executive members of management, in order to retain such employees through the company's financial restructuring process. KERP does not include individuals retained by the company pursuant to the consulting agreement with HPI. KERP supplemental compensation awards range up to 50% of base salary and were paid 33% on July 31, 2003, and the remainder on February 19, 2004, 45 days after consummation of the plan of reorganization. The KERP is no longer in effect.

  Compensation Committee Interlocks and Insider Participation

        The management compensation committee as of the date hereof consists of Messrs. Saul Burian (chairman), Michael Diament and Robert Haft, each a non-employee director. Messrs. Burian, Haft and Diament are affiliated with entities that have engaged in certain transactions with the Company or the Company's affiliates. For a description of those transactions, see "Certain Relationships and Related Transactions" below.

        None of the company's executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serves on the company's board or on the management compensation committee.

EXECUTIVE OFFICERS

  Executive Officers of the Registrant

Name	Age	Position
Steven J. Shulman	53	Chairman and Chief Executive Officer
René Lerer, M.D.	49	President and Chief Operating Officer
Mark S. Demilio	49	Chief Financial Officer
Daniel N. Gregoire	49	Chief Legal Officer, General Counsel and Secretary
Anthony M. Kotin	52	Chief Marketing and Strategy Officer
Jeff D. Emerson	57	Chief Information Officer

        Information for Steven J. Shulman and René Lerer, M.D. is presented above under "Directors."

        Mark S. Demilio became Chief Financial Officer of the Company in October 2001. Mr. Demilio served as Executive Vice President, General Counsel of the Company from July 1999 to December 2000 and as Executive Vice President, Finance and Legal from December 2000 to October 2001. Prior to joining the company, Mr. Demilio was with Youth Services International, Inc., a publicly traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 and Chief Financial Officer from June 1998. Prior thereto, Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio also serves on the board and the audit committee of Cosi, Inc., a NASDAQ-listed restaurant chain.

        Daniel N. Gregoire became Chief Legal Officer, General Counsel and Secretary in January 2005. Mr. Gregoire was formerly executive vice president, general counsel and secretary of Oxford Health Plans, Inc., a New York Stock Exchange listed managed care company, from 2000 to 2004. Prior to joining Oxford, Mr. Gregoire was an attorney and shareholder with Sheehan Phinney Bass + Green, P.A., a Manchester, New Hampshire-based law firm from 1981 to 2000.

        Anthony M. Kotin became Chief Marketing and Strategy Officer in October 2003. Mr. Kotin previously served in various positions with Mercer Human Resource Consulting, most recently as the National Leader for Knowledge and Service Development for the health and group practice from April 2001 to September 2003, and also as Principal from August 1999 to June 2000. Mr. Kotin served as Senior Vice President of Operations at IHCG from July 2000 to March 2001. Prior thereto, he served as National Chief Medical Officer for Prudential Healthcare, Inc. from July 1997 to July 1999. Before joining Prudential, Mr. Kotin served as the National Practice Leader for Clinical Operations and Analysis in the integrated healthcare consulting practice of Towers Perrin from October 1994 to June 1997.

        Jeff D. Emerson became Chief Information Officer in March 2003. Prior to joining the Company, Mr. Emerson served as President of CIGNA HealthCare's Mid-Atlantic Region from 2001 to 2002.

Before joining CIGNA, he was Chief Operating Officer of Digital Insurance, a start-up Internet broker of health and related insurance plans that he helped found from 1999 to 2001. Prior thereto, Mr. Emerson served as President and Chief Executive Officer of NYLCare Health Plans of the Mid-Atlantic, a managed care company, from 1987-1999. Prior thereto, he served as Chief Executive Officer for the start-up operations of SkyTel, Inc., the first nationwide messaging network, from 1986 to 1987. Mr. Emerson has also served previously in a variety of leadership positions with Informatics General Corporation, a software and computer services company, Stentran Systems, Inc., a computer information services company, and Boeing Computer Services.

  Employment Contracts

        Steven J. Shulman.    Under the Employment Agreement between Mr. Shulman and the company, effective January 5, 2004, Mr. Shulman serves as chairman and chief executive officer and member of the board of directors of the Company. The Agreement is for a three-year term beginning on January 5, 2004, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. The company will pay Mr. Shulman a base salary of $1,000,000 per year, with annual review for increase by the board or a duly authorized committee thereof. Mr. Shulman's base salary for 2005 has been set at $1,040,000 effective April 1, 2005. Mr. Shulman is entitled to an annual target bonus opportunity of 100% of base salary, subject to achievement of performance targets fixed by the board or a duly authorized committee thereof. Under the agreement, the company granted Mr. Shulman 83,963 restricted shares of Ordinary Common Stock on January 5, 2004. The agreement also provided for Mr. Shulman to purchase on that date for $1,000,000 in cash 83,963 fully-vested shares of Ordinary Common Stock for $11.91 per share in cash, the average price paid by Onex for all of the shares of common stock it acquired in connection with the plan of reorganization. Mr. Shulman received a cash payment equal to a portion of the income taxes that he may incur as a result of such purchase. Additionally, under the agreement, the company granted to Mr. Shulman options to purchase a total of 1,445,511 shares of Ordinary Common Stock with a ten-year term as noted under Executive Compensation Option/SAR Grants in 2004 above. The agreement provides for benefits commensurate with Mr. Shulman's position. The Agreement also provides for severance payments upon termination by the Company as follows:

  •
  Termination without cause or termination with good reason (as defined) by Mr. Shulman: Upon any such termination, Mr. Shulman would receive two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, pro-rata target bonus for the year in which termination occurs, accelerated vesting of all outstanding equity awards not yet vested, with all vested options remaining exercisable for three years after termination, and continued participation by himself and his eligible dependents in various benefits programs for a two-year period.

  •
  Termination in connection with, or within three years after, a change in control (as defined): Upon any such termination, Mr. Shulman would receive three times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, pro-rata target bonus for the year in which termination occurs, accelerated vesting of all outstanding equity awards not yet vested, with all vested options remaining exercisable for three years after termination, and continued participation by himself and his eligible dependents in various benefits programs for a three-year period.

Following his termination of employment, Mr. Shulman will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of one year following his termination or such other period for which he continues to receive base salary.

        René Lerer, M.D.    Under the Employment Agreement between Dr. Lerer and the company, effective January 5, 2004, Dr. Lerer serves as president and chief operating officer and member of the board of directors of the company. The agreement is for a three-year term beginning on January 5,

2004, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. The company will pay Dr. Lerer a base salary of $600,000 per year, with annual review for increase by the chief executive officer, subject to approval of the Board or a duly authorized committee thereof. Mr. Lerer's base salary for 2005 has been set at $624,000 effective April 1, 2005. Dr. Lerer is entitled to an annual target bonus opportunity of 75% of base salary, subject to achievement of performance targets fixed by the board or a duly authorized committee thereof. Under the agreement, the company granted Dr. Lerer 50,378 restricted shares of Ordinary Common Stock on January 5, 2004. Additionally, under the agreement, the company granted to Dr. Lerer options to purchase a total of 867,307 shares of Ordinary Common Stock with a ten-year term as noted under Executive Compensation Option/SAR Grants in 2004 above. The agreement provides for benefits commensurate with Dr. Lerer's position. The agreement also provides for severance payments upon termination by the company as follows:

  •
  Termination without cause or termination with good reason (as defined) by Dr. Lerer: Upon any such termination, Dr. Lerer would receive two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, pro-rata target bonus for the year in which termination occurs, accelerated vesting of all outstanding equity awards not yet vested, with all vested options remaining exercisable for three years after termination, and continued participation by himself and his eligible dependents in various benefits programs for a two-year period.

  •
  Termination in connection with, or within three years after, a change in control (as defined): Upon any such termination, Dr. Lerer would receive three times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, pro-rata target bonus for the year in which termination occurs, accelerated vesting of all outstanding equity awards not yet vested, with all vested options remaining exercisable for three years after termination, and continued participation by himself and his eligible dependents in various benefits programs for a three-year period.

Following his termination of employment, Dr. Lerer will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of one year following his termination or such other period for which he continues to receive base salary.

        Mark S. Demilio.    Under the Employment Agreement between Mr. Demilio and the company, effective January 5, 2004, Mr. Demilio serves as executive vice president and chief financial officer of the company. The agreement is for a three-year term beginning on January 5, 2004, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. The company will pay Mr. Demilio a base salary of $500,000 per year, with annual review for increase by the chief executive officer, subject to approval of the board or a duly authorized committee thereof. Mr. Demilio's base salary for 2005 has been set at $520,000 effective April 1, 2005. Mr. Demilio is entitled to an annual target bonus opportunity of 60% of base salary, subject to achievement of performance targets fixed by the board or a duly authorized committee thereof. Under the agreement, the company granted Mr. Demilio 33,585 restricted shares of Ordinary Common Stock on January 5, 2004. Additionally, under the agreement, the company granted to Mr. Demilio options to purchase a total of 578,204 shares of Ordinary Common Stock with a ten-year term as noted under Executive Compensation Option/SAR Grants in 2004 above. The agreement also provides for benefits commensurate with Mr. Demilio's position. The agreement also provides for severance payments upon termination by the company as follows:

  •
  Termination without cause or termination with good reason (as defined) by Mr. Demilio: Upon any such termination, Mr. Demilio would receive two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, pro-rata target bonus for the year in which termination occurs, accelerated vesting of all outstanding equity awards not yet vested, with all vested options remaining exercisable for three years after termination, and continued participation by himself and his eligible dependents in various benefits programs for a two-year period.

  •
  Termination in connection with, or within three years after, a change in control (as defined): Upon any such termination, Mr. Demilio would receive three times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, pro-rata target bonus for the year in which termination occurs, accelerated vesting of all outstanding equity awards not yet vested, with all vested options remaining exercisable for three years after termination, and continued participation by himself and his eligible dependents in various benefits programs for a three-year period.

Following his termination of employment, Mr. Demilio will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of one year following his termination or such other period for which he continues to receive base salary.

        Jeff D. Emerson.    Under the Employment Agreement between Mr. Emerson and the company, effective September 5, 2003, Mr. Emerson serves as chief information officer of the company. The agreement's original term ended on September 4, 2004 and was automatically renewed for a one year period. The agreement automatically renews for successive one-year periods unless either party gives notice of its intent not to renew prior to the renewal date and unless sooner terminated as provided in the agreement. The company will pay Mr. Emerson a base salary of $300,000 per year, with annual review and adjustment by the company. Mr. Emerson's base salary for 2005 has been set at $350,000 effective April 1, 2005. Mr. Emerson is also entitled to annual bonuses as determined by the company and benefits commensurate with his position. The agreement also provides for severance payments upon termination by the company as follows:

  •
  Termination without cause. Upon any such termination, Mr. Emerson would receive his base salary for a period of 12 months. He would also be eligible to receive bonus under any applicable bonus plan on a pro rata basis the amount of such plan as he would have earned if he had been employed for the full calendar year. Mr. Emerson is also entitled to receive the vested portion of any company retirement, deferred compensation, stock option, restricted stock or other benefit plan benefits in accordance with the terms of any such plan. The agreement contains no provisions which would be triggered solely by a change of control.

  •
  Termination with cause. Upon any such termination, Mr. Emerson would receive his earned but unpaid base salary and the vested portion of any deferred compensation or other plan.

Following his termination of employment, Mr. Emerson will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of one year following his termination.

        Anthony M. Kotin.    Under the Employment Agreement between Mr. Kotin and the company, effective November 10, 2003, Mr. Kotin serves as chief marketing officer of the company. The agreement's original term ended on November 9, 2004 and was automatically renewed for a one year period. The agreement automatically renews for successive one-year periods unless either party gives notice of its intent not to renew prior to the renewal date and unless sooner terminated as provided in the agreement. The company pays Mr. Kotin a base salary of $300,000 per year, with annual review and adjustment by the company. Mr. Kotin is also entitled to annual bonuses as determined by the company and benefits commensurate with his position. The agreement also provides for severance payments upon termination by the company as follows:

  •
  Termination without cause. Upon any such termination, Mr. Kotin would receive his base salary for a period of 12 months. He would also be eligible to receive bonus under any applicable bonus plan on a pro rata basis the amount of such plan as he would have earned if he had been employed for the full calendar year. Mr. Kotin is also entitled to receive the vested portion of any company retirement, deferred compensation, stock option, restricted stock or other benefit plan benefits in accordance with the terms of any such plan. The agreement contains no provisions which would be triggered solely by a change of control.

  •
  Termination with cause. Upon any such termination, Mr. Kotin would receive his earned but unpaid base salary and the vested portion of any deferred compensation or other plan.

Following his termination of employment, Mr. Kotin will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of one year following his termination.

  Certain Relationships and Related Transactions

        On December 4, 2002, the company entered into a consulting agreement with Healthcare Partners, Inc. ("HPI"), a newly formed entity whose principals are Steven J. Shulman and René Lerer, M.D. (the "HPI Agreement"). Pursuant to the HPI Agreement, HPI, Mr. Shulman and Dr. Lerer, as well as Danna Mezin and Keith Kudla (the "Officers"), became part of the management of the company, with Mr. Shulman becoming the chief executive officer of the company. All of the Officers devoted substantially all of their time to the management of the company. For such services, the company paid to HPI, per the agreement, $250,000 per month for every month or portion thereof from December 2002 through January 5, 2004, the effective date of the company's plan of reorganization, and a bonus payment of $1.95 million based upon the achievement of certain targets under the agreement. This agreement terminated on that date, at which time Mr. Shulman and Dr. Lerer entered into employment agreements with the company, as discussed above, and Ms. Mezin and Mr. Kudla became employees of the company.

        Robert M. Le Blanc and a former director, Mark R. Hilson, are both affiliates of Onex. Pursuant to the company's plan of reorganization and a Stock Purchase Agreement dated as of December 18, 2003, Magellan Holdings LP ("Holdings"), an affiliate of Onex, purchased 8,552,700 shares of Multi-Vote Common Stock of the company. In January 2004, Onex sold 82,854 of these shares to Morgan Noble LLC, which is affiliated with Mr. Haft. On March 23, 2005, Holdings purchased from the company an additional 17,850 shares of Multi-Vote Common Stock as partial fulfillment of a commitment by Holdings pursuant to the Stock Purchase Agreement. Under the company's plan of reorganization, certain of its creditors were given the option to receive shares of Ordinary Common Stock or in lieu of such shares $9.78 per share in cash. In order to fund these cash payments, under the Stock Purchase Agreement, Holdings committed to purchase additional shares of Multi-Vote Common Stock at the same $9.78 per share price. The Company recently settled a number of creditor claims in cash which corresponded to the Multi-Vote Common Stock purchased by Holdings.

        Michael Diament is a Portfolio Manager and Director of Bankruptcies and Restructurings for Renegade Swish, LLC which, through various contractual agreements, provides investment management services to Amalgamated Gadget, LP, the investment manager for R2 Investments, LDC. On January 5, 2004, Amalgamated Gadget, LP, for and on behalf of R2 Investments, LDC, acquired beneficial ownership of 3,198,106 shares of Ordinary Common Stock of the company. Amalgamated Gadget LP currently holds 500,000 shares.

        Saul E. Burian is a Managing Director in the New York office of Houlihan, Lokey, Howard & Zukin ("Houlihan"). Houlihan represented the Pre-Petition Unofficial Committee of the Company's Unsecured Noteholders and the Official Committee of Unsecured Creditors of the company in connection with the company's financial restructuring process. The total compensation paid to Houlihan for services rendered to the committees as financial advisor was approximately $2.9 million in cash, 166,966 shares of Ordinary Common Stock, and $1.8 million of Series B Notes, subject to final adjustment when the recoveries under the plan of reorganization by general unsecured creditors are finalized. In addition, Mr. Burian, as a Managing Director of Houlihan, received an economic interest in 4,000 shares of Ordinary Common Stock Houlihan received pursuant to the plan. Mr. Burian did not have record ownership, nor did he possess either investment or dispositive power over the shares; however, Mr. Burian did, as a Managing Director of Houlihan, possess the economic risk and benefit of the ownership of these shares. Such shares were sold by Houlihan shortly following the consummation of the plan.

        In accordance with a registration rights agreement dated as of January 5, 2004 that was entered into in connection with the consummation of the company's plan of reorganization (the "Registration Rights Agreement"), Holdings (and a permitted transferee) is entitled to have the company, subject to certain terms and conditions, register under the Securities Act for public sale the shares of Ordinary Common Stock it may acquire upon conversion of the shares of Multi-Vote Common Stock it owns. Such shares when registered, may be sold in an underwritten public offering or from time to time on NASDAQ or by other means.

  Report of the Management Compensation Committee

        The management compensation committee of the board of directors is comprised of three members of the board of directors who are not current or former employees of the company and who the board has determined are independent for purposes of NASDAQ listing standards.

  Role of the Management Compensation Committee

        The duties and responsibilities of the management compensation committee include: (i) establishment of the company's general compensation philosophy, and oversight of the development and implementation of compensation programs; (ii) review and approval of corporate goals and objectives relevant to the compensation of the chief executive officer and other members of management; (iii) the development of recommendations to the board with respect to the company's various compensation plans and overseeing the activities of the individuals and committees responsible for administering these plans; and (iv) oversight of regulatory compliance with respect to compensation matters.

  Compensation Philosophy

        The company's compensation programs and policies are designed to attract, retain and reward individuals of outstanding ability in key positions, in order to deliver value to the company's shareholders. Specifically, our compensation programs focus on:

  •
  Pay for Performance: Our philosophy is that an individual's compensation should reflect his or her individual performance, the performance of his or her business unit or area of responsibility and the performance of the company as a whole.

  •
  Competitive Pay: We believe that the company's overall compensation should be competitive with market-based compensation data, as defined by the position. Base and variable pay will be above median as performance is above median.

  •
  Alignment with Company Goals: The company's compensation programs are designed to support both the short-term and long-term financial, operating and other goals of the company.

  •
  Alignment with Shareholder Interests: We believe that senior management's compensation should include long-term incentives that encourage performance that builds long-term value for both the company and its shareholders.

  Components of Compensation Program

        The compensation packages for the company's executives are designed to set total compensation at levels that reflect both personal and organizational performance and results. In addition to exercising our business judgment, we have sought the advice of nationally recognized consultants in reviewing these executive compensation policies and programs. Such consultants have also assisted us with the collection and review of competitive market data of peer companies. An executive's total compensation opportunity relative to the range paid by the peer companies is also determined in consideration of the executive's experience, level and scope of responsibility within the company and individual performance. In reviewing the competitive marketplace, the committee considers a broader range of companies and sectors than those reported in the company's performance graph included under "Comparison of Cumulative Total Returns" below, because this broader group of companies better reflects the labor market from which we recruit executive talent. All of the company's executive officers have employment agreements that establish base salary and bonus opportunities and that were entered into following arm's length negotiations with the respective executive officers. In determining salaries, bonuses and equity awards, the committee also considers recommendations of the chief executive officer (except in the case of his own compensation) and independent compensation consultants.

  •
  Salaries: In determining the base salary for each of the company's executive officers, the compensation committee considers such factors as existing contractual commitments, competitive market data, compensation opportunities perceived to be necessary to retain executive officers, individual performance and the criticality of the executive to the company's current and future success. The company entered into employment agreements negotiated with Messrs. Shulman, Lerer and Demilio on or somewhat prior to the effective date of the company's plan of reorganization (January 5, 2004) which specify an initial base salary amount subject to annual adjustment based on performance reviews. These base salary amounts remained in effect during 2004. See "Employment Contracts" above.

  •
  Annual Bonuses: The company has established an annual incentive plan which is described under "Benefit Plans—Annual Incentive Plan" above. This plan provides cash bonuses and is available to all management, including the executive officers. At the beginning of each fiscal year, the management compensation committee, with input from the chief executive officer, other members of management and independent consultants, establishes performance goals which could result in a threshold, target or maximum bonus payout. At the end of the fiscal year, the committee then reviews the company's and the individual's performance relative to those performance goals and determines whether the goals were achieved and the level of funding for the annual bonuses. Annual bonuses are paid in the first quarter of the year following the performance period to which the bonuses relate. The bonuses paid in 2004 were for work performed during 2003. The performance criterion for funding the 2003 annual bonus pool was to achieve on a consolidated basis $133.8 million of segment profit (as defined in the company's financial statements) less special charges. The committee determined that this 2003 goal was exceeded by over 35% and determined to fund the bonus pool at 120% of target funding levels. In addition, in early 2004, the committee established the performance criteria for the 2004 annual bonus which were similar to those for the 2003 annual bonus. The performance criterion for funding the 2004 annual bonus pool was to achieve on a consolidated basis $144.8 million of segment profit (as defined in the company's financial statements) less special charges. The committee determined that the 2004 goal was exceeded by over 60% and determined to fund the bonus pool at approximately 157% of target funding levels. Each individual's bonus is determined based upon the overall company funding level, each individual's bonus target and an evaluation of each individual's performance.

  •
  Equity Awards: The company provides its executive officers with equity awards under the Management Incentive Plan ("MIP") which are designed to create and enhance incentives for them to build shareholder value. Upon consummation of the company's plan of reorganization in January 2004, as negotiated and provided for in their employment agreements, the company awarded 83,963, 50,378 and 33,585 restricted shares of Ordinary Common Stock to Messrs. Shulman, Lerer and Demilio. The awards were made under the company's MIP, which is described under "Benefit Plans—2003 Management Incentive Plan" above. As part of the agreement with him, Mr. Shulman also purchased under the plan 83,963 shares of Ordinary Common Stock for $11.91 per share in cash, or $1,000,000 in the aggregate, the average price paid by Onex for its shares of common stock acquired under the plan of reorganization. In addition, as provided in their agreements, Messrs. Shulman, Lerer and Demilio were awarded non-qualified stock options for 1,445,511, 867,307 and 578,204 shares of Ordinary Common Stock with ten-year terms vesting over three years. Messrs. Emerson and Kotin were each awarded non-qualified stock options for 50,000 shares of Ordinary Common Stock with ten year terms and with vesting over four years. In March 2005, the company awarded non-qualified stock options to purchase 198,250, 118,950, 79,300, 46,950 and 17,890 shares of Ordinary Common Stock to Messrs. Shulman, Lerer, Demilio, Emerson and Kotin, respectively. The options have ten-year terms and vest over four years. At the same time, the company awarded restricted stock for 24,451, 14,671, 9,780, 5,790 and 2,210 shares to Messrs. Shulman, Lerer, Demilio, Emerson and Kotin. These restricted stock awards vest over four years.

  •
  Deferred Compensation Plan: The company operates the Supplemental Accumulation Plan ("SAP"), a deferred cash compensation plan that is designed to promote the retention of the company's executive officers. The SAP includes a component that is funded by the company and is determined on an annual basis as a fixed percentage of an executive's base salary, and a voluntary deferral component under which the participant may make contributions from base or incentive compensation. For a description of the SAP, see "Benefit Plans—Deferred Compensation Plan" above. For 2004, Messrs. Shulman, Lerer and Demilio were each awarded a company contribution of 11% of their base salary, and Messrs. Emerson and Kotin were awarded a company contribution of 9% of their base salary.

  •
  Retirement Vehicles: The company maintains a 401(k) savings plan which permits employees to defer compensation and to which the company makes matching contributions on behalf of the executive officers on the same basis as all other participants.

  Compensation of Chief Executive Officer

        The process for determining the chief executive officer's compensation is led by the chairman of the management compensation committee, who solicits input from all members of the board of directors as well as independent compensation consultants. The chairman then presents the chief executive officer's proposed compensation package to the full committee which, in turn, presents it to the full board for final approval, with the chief executive officer abstaining.

        From December 4, 2002 to January 5, 2004, Mr. Shulman provided services to the company through HPI, as described under "Certain Relationships and Related Transactions" above. Effective as of the effective date of the company's plan of reorganization in January 2004, the company entered into an employment agreement with Mr. Shulman that fixed his base salary for 2004 at $1,000,000. The agreement also specified his annual target bonus opportunity at 100% of base salary, subject to achievement of performance goals fixed by the board. The agreement also provided for the grant of 83,963 restricted shares of Ordinary Common Stock, and non-qualified options to purchase a total of 1,445,511 shares of Ordinary Common Stock. The agreement also required Mr. Shulman to purchase 83,963 fully-vested shares of Ordinary Common Stock. In determining Mr. Shulman's 2004 compensation, the committee considered the compensation of comparable positions at peer companies,

Mr. Shulman's performance as an independent contractor with HPI during 2003 as well as what would be necessary to retain Mr. Shulman.

        Commencing in 2004, the committee established a procedure whereby, in consultation with Mr. Shulman, the committee establishes performance goals for Mr. Shulman at the beginning of each year. These goals are then used as the criterion upon which Mr. Shulman's performance is assessed, and accordingly, subsequent year's base salary, bonus and equity awards are based. Mr. Shulman is subject to the same performance goals established under the company's annual bonus plan as other executives. The performance criterion for funding the 2004 annual bonus pool was to achieve on a consolidated basis $144.8 million of segment profit (as defined in the company's financial statements) less special charges.

        The committee believes that the compensation paid to Mr. Shulman in 2004, as reflected in this proxy statement, coupled with the stock options and stock award granted to Mr. Shulman in 2004, is appropriate to incent and encourage an executive with Mr. Shulman's background and experience to remain with the company as chief executive officer and to align his interests with those of the company's shareholders. In early 2005, the committee reviewed Mr. Shulman's 2004 goals against his performance as well as the performance of the company as a whole and determined that for 2005 his base salary should increase by 4%, to $1,040,000, effective April 1, 2005. The committee also awarded Mr. Shulman a cash bonus of $2,000,000 and 14,507 bonus shares of Ordinary Common Stock on March 14, 2005 for his service in 2004. The committee determined that an above-target bonus for Mr. Shulman was appropriate based on the company's successful turnaround, its emergence from bankruptcy and strong operating results in 2004.

  Loans to Executive Officers and Board Members

        The committee has determined not to provide loans of any sort, including, but not limited to, relocation loans and loans to pay the exercise price of stock options, to the company's executive officers or members of the board of directors. No such loans are outstanding.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid each year to a publicly-held company's chief executive officer and to its four most highly paid senior executive officers to $1 million per person. Excluded from the $1 million limitation is compensation that, among other things, meets pre-established performance criteria. The committee's objective is to structure the company's compensation programs to maximize the deductibility of compensation paid thereunder but reserves the right to pay compensation that may not be tax deductible when it would be in the best interests of the parties involved and has done so in appropriate instances.

                      The Compensation Committee

                      Saul E. Burian (Chairman)
                      Robert Haft
                      Michael Diament

  Report of the Audit Committee

        The primary function of the audit committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is proposed to be provided to the shareholders, the periodic financial reports filed with the SEC, the system of internal controls which management and the board of directors have established and the audit process. The committee operates pursuant to a written charter, a copy of which is available at www.magellanhealth.com and is also attached as Appendix A. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company's financial statements. Management of the company is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent auditors are accountable to the board and the audit committee. The audit committee has the authority and responsibility to retain and terminate the company's independent auditors.

        In performance of this oversight function, the committee has considered and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has also discussed with management the company's internal controls and procedures and disclosure controls and procedures relating to financial and other matters. Finally, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the company is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

        The members of the audit committee are advised by the independent auditors. The independent auditors are experts in the fields of accounting and auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that the company's auditors are in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

                      The Audit Committee

                      Michael P. Ressner (Chairman)
                      Robert Haft
                      William J. McBride

  Comparison of Cumulative Total Returns

        The following graph compares the change in the cumulative total return on our Ordinary Common Stock to (a) the change in the cumulative total return on the stocks included in the Standard & Poor's 500 Stock Index and (b) the change in the cumulative total return on the stocks included in the S&P 500 Managed Health Care Index, assuming an investment of $100 made at the close of trading on January 6, 2004, the first full day on which the Ordinary Common Stock was registered under Section 12(g) of the Exchange Act and the first full day of trading on NASDAQ, and comparing relative values on December 31, 2004. The Ordinary Common Stock was first issued under the company's plan of reorganization in connection with its bankruptcy proceedings on January 5, 2004. We did not pay any dividends during the period reflected in the graph. Note that the common stock price performance shown below should not be viewed as being indicative of future performance.

	January 6, 2004	December 31, 2004
Magellan Health Systems, Inc.	100	126.52
S&P 500 Index	100	109.72
S&P 500 Managed Care Index (1)	100	155.63
(1)
The S&P Managed Care Index consists of Aetna, Inc., CIGNA Corp., Humana, Inc., United Health Group, Inc. and Wellpoint, Inc.

        The information set forth above under the headings "Report of the Management Compensation Committee," "Report of the Audit Committee" and "Comparison of Cumulative Total Returns" does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the filing specifically incorporates such information by reference therein.

PROPOSAL NUMBER TWO
APPROVAL OF 2005 DIRECTOR STOCK COMPENSATION PLAN

        Subject to approval of the company's shareholders, the board of directors has adopted the Magellan Health Services, Inc. 2005 Director Stock Compensation Plan. The purpose of the plan is to serve as part of an appropriate and efficient package of compensation arrangements intended to attract, retain and fairly compensate individuals with the appropriate skills and qualifications to serve as directors of the company while increasing participating directors' stock ownership in the company and thereby further aligning their interests and those of the company's shareholders. The plan was adopted by the board of directors and became effective as of March 3, 2005, subject to shareholder approval. The board of directors has the authority to administer and interpret the plan in its discretion. The plan is attached as Appendix B hereto.

  Participation

        Only directors who are serving as a director as of March 3, 2005 or are elected as a director after such date and before the 2006 annual meeting and designated to participate in the plan and who have been designated by the board as an "independent director" for purposes of Article III, Section 3 of the company's bylaws or, although not so designated, is not an officer or employee of the company and does not otherwise participate in the management of the company, are eligible to participate in the plan. Each of the company's current directors other than Messrs. Shulman, Lerer and Le Blanc are eligible to participate in the plan.

  Share Grants

        Participating directors will be issued awards under the plan consisting of 3,000 shares of Ordinary Common Stock, or a lesser number of shares as determined by the board if the director's service commences after March 3, 2005. Except in the case of removal of a director for cause, the shares issued under the awards may not be sold or otherwise disposed of without the prior written consent of the company approved by the board, until December 31, 2005. The sale or other transfer of shares issued under the plan will also be subject to the registration requirements of federal and state securities laws and policies established from time to time by the board with respect to sales of shares by the company's directors. Once issued, the share awards may be voted by the director without restriction, and the director will have the right to receive dividends and other distributions declared on the shares.

        The right to receive shares under the plan will not be assignable or transferable by a participating director other than by will or the laws of descent and distribution.

  New Plan Benefits

        The following table sets forth information with respect to the dollar value and the number of shares of Ordinary Common Stock as to which awards under the plan have been granted to the six independent directors eligible for participation in the plan:

	Dollar Value ($)	Number of Shares
Non-Executive Director Group (6 persons)	615,780	18,000

  Shares Available Under the Plan

        Subject to adjustment in connection with any change in the company's capital stock, 30,000 shares of Ordinary Common Stock are reserved and available for awards under the plan. Shares issued under the plan may be authorized but unissued or treasury shares. In the event of any recapitalization, stock split, stock dividend, merger or consolidation or similar transaction in which the company is the surviving corporation, the total number of shares which may be issued under the plan will be appropriately adjusted, as determined by the board in its discretion.

  Federal Income Tax Information

        The following summary describes the federal income taxation generally applicable to a participating director and the company with respect to awards under the plan and does not discuss the income tax laws of any municipality, state or foreign country in which a participating director may reside.

        Shares of Ordinary Common Stock issued to participating directors under the plan are treated as compensation for services rendered. Upon the award of shares to a participant under the plan, the participant will recognize ordinary income in an amount equal to the then fair market value of those shares, and the company will be entitled to a corresponding compensation expense deduction, subject to the general rules regarding deductibility of compensation. Gains or losses recognized by the participant upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares equal to the amount of the income that was recognized upon award of the shares. Dividends, if any, received by a participant will be qualified dividends, which are taxed as net capital gain. Dividends paid are not deductible by the company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

PROPOSAL NUMBER THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Following the recommendation of its audit committee, our board of directors has appointed and recommends shareholder ratification of Ernst & Young LLP as our independent auditors for the fiscal year 2005. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

  Audit, Audit-Related, Tax and Other Fees

  Approval of Audit and Non-Audit Services

        Ernst & Young LLP was our independent auditor for the year ending December 31, 2004, and has been selected by our audit committee to be our independent auditor for the year ending December 31, 2005. Under the board's informal policy, all audit, audit-related, tax and all other services must be pre-approved by the audit committee. The policy does not provide for a de minimus exception to the pre-approval requirements. Accordingly, all of the 2004 fees described below were pre-approved by the full audit committee.

2004 and 2003 Audit, Audit-Related, Tax and Other Fees

        The table below sets forth the total fees and expenses billed and expected to be billed by Ernst & Young for audit, audit-related, tax and other services.

Audit, Audit-Related, Tax and Other Fees

	2004 Actual Fees		2003 Actual Fees
Audit Fees (1)	$4,540,860		$2,871,029
Audit-Related Fees (2)(3)	199,214		817,933
Tax Fees (2)(4)	93,935	(5)	469,413
All Other Fees (2)	465,809	(6)	233,256	(7)

Total Fees (2)	$5,299,818		$4,391,631

(1)
Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

(2)
Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

(3)
Includes work on Section 404 of the Sarbanes-Oxley Act and work relating to employee benefits plans.

(4)
Includes federal, state and local tax advisory services.

(5)
Represents work related to private letter ruling.

(6)
Includes services rendered in connection with company's Chapter 11 proceedings.

(7)
Includes unclaimed property advisory services.

ADDITIONAL INFORMATION

  Shareholder Proposals

        In order to be considered for inclusion in our proxy statement and form of proxy relating to the 2006 annual meeting of shareholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, all shareholder proposals must be received by our Secretary at our principal offices in Farmington, Connecticut, on or before December 19, 2005. Shareholder proposals submitted under Rule 14a-8 must also comply with the requirements set forth in Rule 14a-8. In addition, under our bylaws, any shareholder proposal for consideration at the 2006 annual meeting of shareholders submitted outside the processes of Rule 14a-8 will be untimely unless it is received by our Secretary at least 90 days prior to the anniversary of the 2005 annual meeting of stockholders (February 17, 2006) and is otherwise in compliance with the requirements set forth in our bylaws.

  Solicitation

        All costs and expenses associated with soliciting proxies will be borne by us. In addition to the use of the mails, proxies may be solicited by the directors, officers and our employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

        As of the date of this proxy statement, the board of directors is not aware of any other business or matters to be presented for consideration at the meeting other than as set forth in the notice of meeting attached to this proxy statement. However, if any other business shall come before the meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

REQUESTS FOR MORE INFORMATION

        We will provide without charge to each beneficial holder of our common stock on the record date, upon the written request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission. We will also provide to any person without charge, upon request, a copy of our Code of Ethics for Directors, Code of Ethics for Covered Officers and Corporate Compliance Handbook for all employees. Any such requests should be made in writing to the Investor Relations Department, Magellan Health Services, Inc., 16 Munson Road, Farmington, Connecticut 06032. Our 2004 Annual Report, Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (without exhibits), Code of Ethics for Directors, Code of Ethics for Covered Officers, Corporate Compliance Handbook, and other Securities and Exchange Commission filings are also available on the Internet at www.magellanhealth.com. We intend to disclose future amendments to the provisions of the codes of ethics and handbook and waivers from such codes of ethics and handbook, if any, made with respect to any of our directors and executive officers on our Internet site.

Appendix A

Magellan Health Services, Inc.

Audit Committee Charter
(Adopted March 26, 2004)

ARTICLE I.
PURPOSE

        The Audit Committee of Magellan Health Services, Inc. (the "Company") is a committee of the Company's Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing the Company's financial statements, the other financial information that is proposed to be provided to the shareholders, the periodic financial reports filed with the Securities and Exchange Commission, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility and duty of the Audit Committee to provide an open avenue of communication between the Board of Directors on the one hand, and management, the internal auditors, and the independent auditors on the other.

        The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management including the internal audit staff and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

ARTICLE II.
ORGANIZATION

        Section 2.01    Composition.    The Board of Directors shall appoint annually the Audit Committee members. The Audit Committee shall be composed at least three, but not more than five, directors. The Board of Directors shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Audit Committee and provide the Audit Committee with a written agenda for all meetings.

        Section 2.02    Qualifications.    Only directors who are independent in accordance with the listing standards of the Nasdaq Stock Market applicable to audit committee membership may be members of the Audit Committee. At least one member of the Audit Committee shall have a background in financial reporting, accounting or auditing.

ARTICLE III.
GENERAL RESPONSIBILITIES

        Section 3.01    Authority and Powers.    The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall have unrestricted access to members of management, the Company's internal audit staff and to the Company's current and former independent auditors and attorneys, and all information relevant to its responsibilities. The Audit Committee is empowered and authorized to retain independent counsel, accountants, or others to assist it in the conduct of any investigation, with the fees and related costs being paid for by the Company. The Audit Committee shall perform such other functions as are assigned to it by law, the Company's charter or bylaws or the Board of Directors.

        Section 3.02    Meetings.    The Audit Committee shall meet at least 5 times per year (which shall include meeting on a quarterly basis) or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

        Section 3.03    Reports.    The actions of the Audit Committee shall be reported to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

        Section 3.04    Charter.    The Audit Committee shall review and update the Audit Committee's charter and recommend to the Board of Directors any amendment to the Charter.

        Section 3.05    Executive Sessions.    The Audit Committee shall meet with the head of the Company's internal audit function, the independent auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or any such requesting person believes should be discussed privately with the Audit Committee.

ARTICLE IV.
INTERNAL CONTROLS AND RISK ASSESSMENT

        Section 4.01    Processes.    The Audit Committee shall review the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company. The Audit Committee shall discuss with management, the Company's independent public auditors, and the head of the Company's internal audit function, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

        Section 4.02    Internal Controls.    The Audit Committee shall consider and review with management, the independent auditors and the head of the Company's internal audit function:

          (1)   The effectiveness of or weaknesses in the Company's internal controls, including computerized information system controls and security, the overall control environment and accounting and financial controls (including those required by the accounting and control provisions of the Foreign Corrupt Practice Act).

          (2)   Any related significant findings and recommendations of the independent auditors and/or internal auditors together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

        Section 4.03    Review of Controls in Audits.    The Audit Committee shall review with the head of the Company's internal audit function (independent of other members of senior management) and the independent auditors the coordination of their audit efforts to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

ARTICLE V.
FINANCIAL REPORTING

        Section 5.01    Filings and Reports.    The Audit Committee shall review prior to filing, filings with the SEC and other agencies and other published documents containing the Company's financial statements, including annual and interim reports, press releases and statutory filings, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

        Section 5.02    Annual Review.    The Audit Committee shall review with management and, separately, with the independent auditors at the completion of the annual audit:

          (1)   The Company's annual financial statements and related footnotes.

          (2)   The independent auditors' audit of the financial statements and related report thereon.

          (3)   Any significant changes required in the independent auditors' audit plan.

          (4)   Any significant difficulties or disputes with management encountered during the course of the audit.

          (5)   The critical accounting policies and practices used by the Company and the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves, and the Company's accounting principles and policies including alternative treatments of financial information permitted by generally accepted accounting principles that have been discussed with management.

          (6)   The overall quality of the Company's financial reporting.

          (7)   Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

        Section 5.03    Risk Assessment.    The Audit Committee shall review the Company's internal processes for determining and managing key risks, including those affecting the Company's financial statements.

        Section 5.04    Quarterly Review.    The Audit Committee shall review with management, the internal auditors and the independent auditors the interim financial statements of the Company. The Audit Committee shall review the significant estimates and judgments underlying the financial statements, including the rationale behind those estimates and the details on material accruals and reserves, and determine the appropriateness and consistency of the methodology used to make such estimates and judgments.

        Section 5.05    Disclosure Review.    The Audit Committee shall review with management the Company's processes and controls with respect to disclosures in accordance with securities laws and regulations.

ARTICLE VI.
EXTERNAL AUDITOR

        Section 6.01    Engagement.    The Audit Committee shall select, engage, determine the compensation and discharge the independent auditors, subject to any approval that may be required by the Board of Directors. As part of the selection and engagement process, the Audit Committee shall confirm and assure the independence of the independent auditors, including a review of the nature of all services provided by and related fees paid to the independent auditors.

        Section 6.02    Scope of Audit.    The Audit Committee shall review the scope and approach of the annual audit with the independent auditors.

        Section 6.03    Communications.    The independent auditors shall be instructed by the Audit Committee to communicate and report directly to the Audit Committee any serious difficulties or disputes with management. The Audit Committee shall review the external auditors' identification of issues and business and financial risks and exposures.

        Section 6.04    Services.    The Audit Committee shall pre-approve any audit and non-audit services to be performed by the independent auditors; such pre-approval may, where permitted by law, be provided in accordance with specific pre-approval policies as adopted by the Audit Committee (and confirmed at least annually).

ARTICLE VII.
INTERNAL AUDITOR

        Section 7.01    Selection.    The Audit Committee shall oversee the supervision of the Company's internal audit function. It shall select, hire, appoint, determine the compensation of, reassign and dismiss the head of the Company's internal audit function or, in the event the internal audit function is outsourced, select, engage, determine the compensation of and discharge any accounting firm retained to perform such function, subject to any approval that may be required by the Board of Directors. In the event the internal audit function is outsourced, the Audit Committee shall meet with the engagement partner (who shall be deemed the "head of the Company's internal audit function" for purposes of this Charter). As part of the hiring or engagement process and from time to time thereafter, the Audit Committee shall confirm and ensure the functional independence of the internal auditors, the independence of the internal auditors from the independent auditors and an open avenue of communication between the internal auditors and the Audit Committee.

        Section 7.02    Scope.    The Audit Committee shall consider, in consultation with the head of the Company's internal audit function, the audit scope and role of the internal auditors, including a review and evaluation of the scope, risk assessment and nature of the internal auditors' plan and any subsequent changes. The Audit Committee shall determine whether or not the internal auditors' plan is sufficiently linked to the Company's overall business objectives and management's success and risk factors inherent to the Company's business.

        Section 7.03    Reviews.    The Audit Committee shall consider and review with management and, separately, with the head of the Company's internal audit function:

          (1)   Significant findings during the year and management's responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal controls.

          (2)   Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          (3)   Any changes required in the planned scope of their audit plan.

          (4)   The internal auditing function's budget and staffing.

          (5)   The internal auditing function's responsibilities.

ARTICLE VIII.
COMPLIANCE

        Section 8.01    Compliance Programs.    The Audit Committee shall ascertain whether the Company has an effective process for ensuring compliance with, and determining risks and exposures that may be attendant on non-compliance with, applicable laws and regulations and material contracts, including a process for detecting and responding to any noncompliance.

        Section 8.02    Legal Review.    The Audit Committee shall review with the Company's general counsel and other legal counsel as pertinent any legal, tax or regulatory matters that may have a material impact on the Company's results of operations or financial statements, the effectiveness of the Company compliance policies and programs and any material reports received from regulators concerning compliance with laws, regulations or governmental policies.

        Section 8.03    Codes of Ethical Conduct; Review of Related Party Transactions.    The Audit Committee shall review and evaluate the Company's code or codes of ethics and business conduct;

including the provisions of promoting accountability for adherence to such codes. The Audit Committee shall review periodically with executive management, the head of the Company's internal audit function and the independent auditor the processes for administering such codes and the results of their review of compliance by Company personnel with such codes. The matters to be so reviewed shall include, without limitation, (i) any related party transactions involving any director, officer or beneficial owner of 10% or more of the Company's stock, (ii) compliance with the questionable payments provisions of the Foreign Corrupt Practices Act and (iii) the Company's policies and procedures with respect to expense accounts and perquisites, including the use of corporate assets for personal purposes.

        Section 8.04    Policies and Procedures for "Whistle-Blowing."    The Audit Committee shall review and approve the Company's policies and procedures for employees to report fraud, accounting irregularities or other wrongdoing, and shall ensure such policies and procedures provide an environment that enables employees to report any such activity freely and without fear of retribution.

Appendix B

Magellan Health Services, Inc.

2005 Director Stock Compensation Plan

MAGELLAN HEALTH SERVICES, INC.

2005 DIRECTOR STOCK COMPENSATION PLAN
(As of March 3, 2005)

1.
Purposes. The purpose of this 2005 Director Stock Compensation Plan (the "Plan") is to serve as part of an appropriate and efficient package of compensation arrangements intended to attract, retain and fairly compensate individuals with the appropriate skills and qualifications to serve as directors of Magellan Health Services, Inc. (the "Company") while increasing participating directors' stock ownership in the Company and thereby further aligning their interests and those of the Company's stockholders.

2.
Effective Date. The Plan shall be effective as of March 3, 2005, subject to and upon the approval by the shareholders of the Company in accordance with applicable law of the Plan as required by the listing standards of the Nasdaq Stock Market.

3.
Participation. Only Qualifying Directors shall be eligible to participate in the Plan. A "Qualifying Director" is a person who (i) is serving as a director of the Company at the close of business on March 3, 2005 or is elected as a director of the Company after such date and before the 2006 annual meeting of stockholders of the Company and is designated by the Board of Directors to participate in the Plan and (ii) has been designated by the Board of Directors as an "independent director" as determined for purposes of Article III, Section 3 of the Bylaws of the Company as in effect on the day hereof or, although not so designated, is not an officer or employee of the Company or any Subsidiary of the Company and does not otherwise participate in the management of the Company and has been designated by the Board of Directors to participate in the Plan.

4.
Grant of Shares. Immediately following approval by the shareholders of the company at the 2005 annual meeting of shareholders, each Qualifying Director shall be issued by the Company, in consideration of the services to be provided by him or her as a director of the Company, 3,000 shares of Ordinary Common Stock of the Company; provided, however, that a lesser number of shares, as may be determined by the Board of Directors, may be issued to a Qualifying Director whose service as a director commences after March 3, 2005 (and before the 2006 annual meeting of shareholders of the Company). However, such issuance shall be subject to (i) shareholder approval in accordance with applicable law of the Plan as required by the listing standards of the Nasdaq Stock Market, (ii) the restrictions on transfer and ownership of' the shares issued provided by Section 5 of this Plan and (iii) the registration of the issuance of the shares, or of resale thereof by a director, as may be required by the Securities Act of 1933, as amended, and any applicable state securities law or the availability of an exemption therefrom (including further restriction on the disposition thereof as may be necessary to qualify for an exemption).

5.
Restrictions on Ownership and Transfer of Shares. All right, title and interest in any shares granted to a Qualifying Director in accordance with this Plan shall, upon grant, vest in the Qualifying Director (and his or her successors) without restriction thereon or right of the Company therein by virtue of this Plan, except for the following restrictions on ownership and transfer:

(a)
until December 31, 2005 or the earlier termination of the Qualifying Director's service as a director, other than in the case of a termination by reason of removal of the director from

B-1

    office for cause (as provided in the Company's certificate of incorporation as in effect on the date hereof), the shares may not be sold or otherwise disposed of (except by operation of law as provided below), without the prior, written consent of the Company approved by the Board of Directors; and

  (b)
  the shares may not be sold or otherwise transferred except in accordance with any requirements relating to registration of the shares or exemption from registration applicable thereto in accordance with clause (iii) of the second sentence of Section 4 of the Plan; and

  (c)
  while owned by a Qualifying Director who is in office as a director, the shares may be sold only in accordance with the policies generally established by the Board of Directors with respect to sales of shares of the Company by directors of the Company.

In furtherance of the foregoing, once granted to a Qualifying Director, the shares may be voted by the Qualifying Director (or his or her successor) without restriction by virtue of the Plan and any dividend paid or distribution made by the Company in respect of the shares (including by means of a stock split, merger or consolidation or upon dissolution of the Company) shall be for the account of the Qualifying Director and shall not be subject to any restriction or right of the Company by virtue of the Plan; provided, however, that, in the event at any time before the shares may be sold in accordance with the requirements of clause (a) of the foregoing sentence a dividend is paid or distribution made on the shares in (i) shares of Ordinary Common Stock or (ii) in any other capital stock of the Company that entitles the holder thereof to vote generally in the election of any director of the Company or that is convertible into or exchangeable for any such shares or (iii) in a warrant or option to acquire any such shares, the security so received in such dividend or distribution shall be subject to the same restrictions under the Plan as the shares in respect of which such security was received. Notwithstanding the foregoing restriction on disposition of shares, upon the death or incapacity of a Qualifying Director, his or her estate, heirs, distributees or personal representative shall succeed to all of the Qualifying Director's right, title and interest in and to the shares. In addition, the foregoing restriction on disposition of shares shall not impair any change in or exchange of the shares occurring by reason of a merger, consolidation, recapitalization, reorganization or like transaction involving the Company. The Company may legend certificates representing shares issued under this Plan (or securities issued in respect Thereof) with respect to the restrictions thereon provided by this Plan.

6.
Shares Subject To The Plan. Subject to adjustment as provided in Section 7 below, no more than an aggregate of 30,000 shares of Ordinary Common Stock shall be delivered to Qualifying Directors (or their successors) under this Plan, which shares may be authorized but unissued or treasury shares.

7.
Change In Capital Stock. The total number of shares which may be issued under this Plan shall be appropriately adjusted for any change in the outstanding shares of Ordinary Common Stock through recapitalization, stock split, stock dividend, merger or consolidation in which the Company is the surviving corporation or similar transaction. Such adjustments and the manner of application thereof shall be determined by the Board in its discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise be issued.

8.
Nonassignability. No rights under this Plan shall be assignable or transferable by a Qualifying Director other than by will or the laws of descent and distribution.

9.
Administration. The Board shall administer and interpret this Plan in its discretion.

10.
Construction; Amendment: Termination. This Plan shall be construed in accordance with the laws of the State of Delaware and may be amended or terminated at any time by action of the Board of Directors of The Company (but no termination shall affect the rights in shares granted prior to the date of termination).

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PROXY	MAGELLAN HEALTH SERVICES, INC.	PROXY
PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS ON MAY 18, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Steven J. Shulman, Chief Executive Officer, and Daniel N. Gregoire, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of Magellan Health Services, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2005 Annual Meeting of Shareholders to be held at The Avon Old Farms Inn, 1 Nod Road, Avon, CT 06001, on May 18, 2005, at 9:00 a.m. and at any adjournment or postponement thereof.

1.	Election of Directors
	Nominees for Class 1 Directors:	Robert Haft William J. McBride
Note: Only holders of Multiple and Variable Vote Restricted Convertible Common Stock are entitled to vote or give proxies for Class 1 Directors.
Nominees for Class 2 Directors:
☐ FOR Robert M. Le Blanc ☐ WITHHOLD AUTHORITY to vote for Robert M. Le Blanc
2.	Approval of 2005 Director Stock Compensation Plan
☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of Ernst & Young LLP as Independent Auditors for Fiscal Year 2005.
☐ FOR	☐ AGAINST	☐ ABSTAIN

The directors recommend a vote FOR Items 1, 2 and 3.

(Continued on reverse side)

(Continued from other side)

4.	As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

VOTE BY PROXY CARD: Date, sign and return to Proxy Services, Wachovia Bank, N.A., 1525 West W.T. Harris Boulevard, 3C3,
Charlotte, NC 28288-8522.

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on	Dated	, 2005
behalf of a corporation, give title of officer signing.)
Signature of Stockholder(s)

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS.

QuickLinks

MAGELLAN HEALTH SERVICES, INC. 16 Munson Road Farmington, Connecticut 06032 www.Magellanhealth.com
MAGELLAN HEALTH SERVICES, INC. 16 Munson Road Farmington, Connecticut 06032
Notice of Annual Meeting of Shareholders
TABLE OF CONTENTS
Proxy Statement for Annual Meeting of Shareholders To Be Held May 18, 2005
INTRODUCTION
ABOUT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE AND RELATED MATTERS
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
NOMINEES FOR ELECTION FOR TERMS EXPIRING 2008
DIRECTORS WHOSE TERMS EXPIRE IN 2006
DIRECTORS WHOSE TERMS EXPIRE IN 2007
EXECUTIVE COMPENSATION
Summary Compensation Table
Individual Grants
EXECUTIVE OFFICERS
PROPOSAL NUMBER TWO APPROVAL OF 2005 DIRECTOR STOCK COMPENSATION PLAN
PROPOSAL NUMBER THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Audit, Audit-Related, Tax and Other Fees
ADDITIONAL INFORMATION
OTHER MATTERS
REQUESTS FOR MORE INFORMATION
Magellan Health Services, Inc. Audit Committee Charter (Adopted March 26, 2004)
ARTICLE I. PURPOSE
ARTICLE II. ORGANIZATION
ARTICLE III. GENERAL RESPONSIBILITIES
ARTICLE IV. INTERNAL CONTROLS AND RISK ASSESSMENT
ARTICLE V. FINANCIAL REPORTING
ARTICLE VI. EXTERNAL AUDITOR
ARTICLE VII. INTERNAL AUDITOR
ARTICLE VIII. COMPLIANCE
Magellan Health Services, Inc. 2005 Director Stock Compensation Plan
MAGELLAN HEALTH SERVICES, INC. 2005 DIRECTOR STOCK COMPENSATION PLAN (As of March 3, 2005)